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                                                                    EXHIBIT 10.1



                                LICENSE AGREEMENT

                                 BY AND BETWEEN

                              L. C. LICENSING, INC.

                                       AND

                           SIRENA APPAREL GROUP, INC.


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
                                TABLE OF CONTENTS
                                -----------------

SECTION                                                                                           PAGE
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
1.       Definitions    .........................................................................    2
2.       Grant of License    ....................................................................    4
3.       Samples; Merchandise    ................................................................    9
4.       Quality of Merchandise; Marketing    ...................................................   18
5.       Use of Licensed Mark: Advertising and Promotion; Packaging    ..........................   22
6.       Trademarks and Related Rights      .....................................................   28
7.       Royalty Payments and Statements    .....................................................   31
8.       Term    ................................................................................   36
9.       Infringement    ........................................................................   37
10.      Events of Default; Termination       ...................................................   38
11.      Certain Covenants of Licensee        ...................................................   42
12.      Effect of Expiration or Termination  ...................................................   46
13.      Sales Representatives; Trade Shows   ...................................................   50
14.      Certain Restrictions on Operations   ...................................................   50
15.      Confidentiality   ......................................................................   51
16.      Equitable Relief  ......................................................................   53
17.      Indemnity; Insurance    ................................................................   53
18.      Representations and Warranties     .....................................................   56
19.      Brokers    .............................................................................   58
20.      Notices    .............................................................................   58
21.      Integration    .........................................................................   59
22.      Amendments     .........................................................................   59
23.      Relationship of Parties   ..............................................................   59
24.      Interpretation   .......................................................................   60
25.      Jurisdiction    ........................................................................   60
26.      Severability    ........................................................................   60
27.      Waiver    ..............................................................................   60
28.      Further Assurances   ...................................................................   61
29.      Arbitration    .........................................................................   61
30.      Delegation by Licensor     .............................................................   63
31.      Counterparts   .........................................................................   63
32.      Third-Party Beneficiaries  .............................................................   63
33.      Power of Attorney    ...................................................................   63
34.      Force Majeure   ........................................................................   64

Exhibit A - Licensed Mark
Exhibit B - Form of Distributorship Agreement
Exhibit C - AICPA Professional Standards
Exhibit D - Liz Claiborne, Inc.'s Standards of Engagement
Exhibit E - Ann Klein Trademarks




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                               LICENSE AGREEMENT

         LICENSE AGREEMENT ("Agreement") dated as of the first day of March 1997, by and between L.C. LICENSING, INC., a Delaware corporation having an office c/o Liz Claiborne, Inc., 1441 Broadway, New York, New York 10019 ("Licensor") and THE SIRENA APPAREL GROUP, INC., organized and existing under the laws of the State of Delaware having an office at 10333 Vacco Street, South El Monte, California ("Licensee").

         WHEREAS, Licensor holds exclusive rights to the use and exploitation of the Licensed Marks in connection with the manufacture and sale of Merchandise within the Territory (as such terms are defined below).

         WHEREAS, Licensee has experience and expertise in developing, manufacturing, promoting, selling and distributing Merchandise, and is desirous of associating its products with the Licensed Marks so as to obtain the benefit of the goodwill associated therewith.

         WHEREAS, Licensee desires to have the exclusive right and license, and Licensor desires to grant such right and license to use the Licensed Marks as applied to the manufacture, promotion, sale and distribution of Merchandise within the Territory, all on the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises, the mutual representations, warranties and promises set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Licensor and Licensee agree as follows:

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         1.  DEFINITIONS.  The following definitions shall be applicable throughout this Agreement:

         1.1 The term "Territory" shall mean the United States of America, including Puerto Rico and Canada. The term "Domestic Territory" shall mean the United States of America (including Puerto Rico); and the term "Foreign Territory" shall mean the Territory other than the Domestic Territory.

         1.2 The term "Licensed Marks" shall mean the trademark "LIZ CLAIBORNE" and the trademark "ELISABETH", each in the type style and type face set forth on Exhibit A hereto; and, except with the express prior written approval of Licensor in each case, no Licensed Mark shall be accompanied by any additional word, mark or symbol, or shall include said trademark in any type style or type face other than those set forth in Exhibit A, or any component or abbreviation thereof, such as "LIZ" or "CLAIBORNE" per se. Licensor shall have the right to change the required type face and type style of either Licensed Mark in its discretion from time to time upon not less than thirty (30) days advance notice to the Licensee.

         1.3 The term "Merchandise" shall mean and be limited to women's swimwear and swimwear cover-ups, which cover-ups relate specifically to women's swimwear and are approved by Licensor in advance, and shall not include any other products whatsoever, it being understood and agreed that Licensor retains all rights of creation and exploitation with respect to all other products other than Merchandise.

         1.4 The term "Liz Merchandise" shall mean Merchandise sold or promoted, or intended to be sold or promoted, in connection with the Licensed Marks; the term "Approved Liz

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Merchandise" shall mean Liz Merchandise approved by Licensor in accordance with the provisions hereof.

         1.5 The term "Line Opening Date" when used with respect to Liz Merchandise shall be the date of the initial trade introduction for each line of such Merchandise. There is currently one seasonal Line Opening Date for Merchandise each year, generally occurring in June.

         1.6 The term "Sample" shall mean any and all models, or actual samples, or prototypes, of Liz Merchandise, except that the terms "Initial Sample", "Final Sample" and "Production Sample" shall have the meanings set forth in Article 3 hereof.

         1.7 An "affiliate" of any person or entity shall mean and include any person, corporation or other entity controlling, controlled by or under common control with, such person or entity.

         1.8 The term "First Year" shall mean the period commencing on the date of this Agreement as set forth above, and terminating on June 30, 1998.

         1.9 The term "Contract Year" shall mean the First Year, the period of twelve (12) months commencing on July 1, 1998, the period of twelve (12) months commencing on each July 1 thereafter.

         1.10 The term "Business Plan" shall mean such business plan(s) relating to Licensee's use of the Licensed Marks in connection with the manufacture, distribution and sale of Liz Merchandise hereunder, prepared by Licensee in such format, and containing such detailed data, information, sales and marketing plans, budgets and projections, as Licensor may from time to time request.

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         1.11 The term "Packaging" shall mean all packaging and packaging materials for Liz Merchandise, including, without limitation, boxes, containers, wrappings, labels, tags and any and all other receptacles and materials, including any artwork and/or graphics embodied therein, but excluding any shipping containers or other packaging materials which does not bear any Licensed Mark and which is used exclusively for shipping Approved Liz Merchandise to store accounts or distributors, as opposed to the ultimate consumer.

         2.  GRANT OF LICENSE.

         2.1 Licensor hereby grants to Licensee, and Licensee hereby accepts, for so long as this Agreement shall be in effect, and subject in all events to the terms and provisions hereof, an exclusive license solely to use each Licensed Mark in connection with the manufacture, advertising, merchandising, promotion, sale and distribution to the trade throughout the Territory of Approved Liz Merchandise. Licensee shall use each Licensed Mark only in the form approved in writing by Licensor for use by Licensee and only in connection with the manufacture, advertising, merchandising, promotion, sale and distribution to the trade of Approved Liz Merchandise, subject to the limitations herein set forth. No license is granted hereunder for the use of any Licensed Mark for any purpose other than as specifically set forth in this Section 2.1. Licensor reserves the right to use, and to grant to any other licensee the right to use, any Licensed Mark, the name Liz Claiborne, and any designs, names or other items supplied by Licensor hereunder in connection with any and all products and services, other than Merchandise.

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         2.2 The license granted herein is strictly personal to Licensee.
Neither this Agreement nor any of the rights granted to or obligations undertaken by Licensee hereunder may be transferred, assigned, pledged, sold, mortgaged, sublicensed or otherwise hypothecated or disposed of, either directly or indirectly, in whole or in part, by operation of law or otherwise (collectively, "transfer"), to any person, firm, corporation, or entity without the express prior written consent of Licensor; any attempted transfer without such consent shall be null, void, and of no force or effect. As used herein, the term "Licensee" shall include any assignee or sublicensee of Licensee so approved by Licensor as hereinabove provided. Notwithstanding the foregoing, Licensee may with the express prior written consent of Licensor employ subcontractors to produce Approved Liz Merchandise hereunder; provided, however, that (i) prior to any subcontractor undertaking any work under this Agreement, Licensee shall have advised such subcontractor of the production, quality and trademark protection requirements set forth herein as well as the Liz Standards (as hereinafter defined), and shall have obtained such subcontractor's agreement to comply with the same, and (ii) notwithstanding any express or implied approval by Licensor of any contractor, all provisions hereof pertaining to Liz Merchandise shall remain the sole and exclusive responsibility of Licensee in accordance with the terms of this Agreement such that the supervision of production of Approved Liz Merchandise shall remain under the control of Licensor, and shall remain the responsibility of Licensee, in accordance with the terms of this Agreement, and all such subcontractors shall comply with the quality requirements of this Agreement. If Licensor shall at any time reasonably conclude in good faith that any subcontractor is not in compliance with the Liz Standards (as defined), Licensee

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shall, as soon as reasonably practicable upon notice from Licensor, specifying the alleged deficiency in reasonable detail, remedy such deficiency or cease further production of Liz Merchandise through such subcontractor. Licensee shall supply Licensor, promptly upon Licensor's written request, with a list of subcontractors and suppliers employed by Licensee in connection with its operations hereunder. Licensee shall promptly cease its relationship with any such subcontractor or supplier in connection with operations hereunder upon Licensor's written request, provided that such request is based on acts of such supplier or subcontractor involving an alleged infringement or violation of any of Licensor's intellectual or proprietary rights or any of the Liz Standards. Licensee shall within thirty (30) days after Licensor's written request require subcontractors and suppliers to execute an agreement in a form reasonably acceptable to Licensor and consistent with the terms of this Agreement, including with respect to quality control.

         2.3 (A) Licensee understands and agrees that Licensor's program for the use of any Licensed Mark in countries in the Foreign Territory or outside of the Territory may involve special considerations, including, without limitation, the proper securing of Licensor's rights in and to the Licensed Marks and marketing strategies (including, without limitation, the marketing of other products bearing any Licensed Mark), all of which are to be in Licensor's sole discretion. Licensee acknowledges that in connection with entering the Foreign Territory, Licensor may require minimum advertising obligations and minimum royalties in addition to those set forth in Articles 5 and 7, respectively. Accordingly, notwithstanding anything to the contrary contained herein, Licensee shall not export any Liz Merchandise in the Foreign Territory unless and until Licensee shall have submitted a Business Plan with respect to its plans therein and Licensor has

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approved such Business Plan in writing. No such export sales shall be counted for purposes of determining any Guaranteed Minimum Royalty or Sales Minimum hereunder (as such terms are hereinafter defined). Licensor may from time to time request, in writing to Licensee, that Licensee sell Approved Liz Merchandise to certain accounts located in the Foreign Territory or outside the Territory (including any of Licensor's foreign retail licensees), and Licensee shall use its reasonable efforts promptly to comply with Licensor's request.

         2.3 (B)(1) Provided that no default (as defined above) on Licensee's part hereunder has occurred, and no default hereunder then exists, and this Agreement is then in full force and effect, Licensee shall have a right of first refusal to act as Licensee under a license agreement, if any, which Licensor may desire to enter with an unaffiliated licensee with respect to the manufacturing, advertising, merchandising, promoting, selling and distribution of Merchandise outside of the Territory.

              (B)(2) In the implementation of said first refusal rights, Licensor shall give Licensee written notice (the "Option Notice") of the principal terms of any third party bona fide offer which Licensor desires to accept or proposed agreement for the rights to use the Licensed Marks as aforesaid, made to Licensor by or proposed to be entered into by Licensor with an unaffiliated proposed licensee, as the case may be (a "Third Party Offer"). Licensee shall have a period of twenty (20) business days after the date of Licensor's notice to preempt such Third Party Offer by making its own bona fide good faith offer, which offer shall (i) be in writing, (ii) state that it is irrevocable for a period of no less than fifteen (15) business days after receipt thereof by Licensor, and (iii) be signed by a duly authorized officer of Licensee (such written offer being hereinafter

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referred to as the "Option Notice"), to enter into an agreement covering the substantially identical subject matter contained in the Third Party Offer, on terms and conditions substantially identical to those set forth in this Agreement; provided that, with respect to financial terms, including rates for Percentage Royalties and Guaranteed Minimum Royalties, such terms and conditions shall be at least as favorable to Licensor as those provided in the Third Party Offer. If Licensee shall not preempt the Third Party Offer in accordance with the provisions set forth in the preceding sentence, then Licensee's first right of refusal shall thereupon lapse with respect to the subject matter covered by the Third Party Offer and Licensor shall have the unrestricted right to enter into any agreement respecting use of the Licensed Marks as contemplated by the Third Party Offer as Licensor may, in its sole discretion, determine; provided, however, that if any Third Party Offer not preempted by Licensee as aforesaid shall fail to materialize into a binding agreement within one hundred twenty
(120) days after the date of the Option Notice, Licensee's right of first refusal shall be reinstated and be applicable to any subsequent Third Party Offer provided that the conditions set forth in Section 2.3(b)(1) are satisfied.

         2.4 Licensee shall devote sufficient financial resources to its business and operations hereunder and shall use its best efforts in manufacturing, advertising, merchandising, promoting, selling and distributing Approved Liz Merchandise so as to develop and maintain a substantial, ongoing and expanding business under this Agreement, and, subject to the provisions of this Agreement, including Sections 4.4 and 4.6, to sell a maximum quantity of Approved Liz Merchandise.

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         2.5 Licensee's marketing program for Liz Merchandise shall at all times adhere to the philosophy of Licensor, as from time to time expressed by Licensor to Licensee. Licensee shall at all times maintain the prestige and goodwill of the Licensed Mark and the name "Liz Claiborne". Without limiting the foregoing, Licensee shall not, without the express prior written consent of Licensor, sell or distribute any Liz Merchandise in combination sales, as premiums or "give-aways," or pursuant to other similar methods of merchandising (including, without limitation, "gift-with-purchase" and "purchase-with-purchase" programs), and may not sell or distribute any other item or product in connection with Liz Merchandise (any such other items or products being herein referred to as "Promotion Products). In the event that Licensor shall consent to the sale or distribution of Promotion Products, such consent may provide that for purposes of determining Gross Sales (as defined below) hereunder, Promotion Products shall be deemed Liz Merchandise hereunder if and to the extent that Licensee has invoiced any accounts for such Promotion Products.

         3.  STANDARDS; SAMPLES AND SAMPLE APPROVALS; MERCHANDISE.

         3.1 (A) Licensee acknowledges that each Licensed Mark has established prestige and goodwill and is well recognized in the mind of the trade and the public and has a reputation for the highest standards and quality. Licensee shall maintain in all of its operations under this Agreement, including the Merchandise bearing a Licensed Mark, the highest standards and reputation, and established prestige and goodwill, connected with the name and mark "Liz Claiborne," including the design content, spirit, quality, style, fit, price point and value which products bearing the "Liz Claiborne" name have come to represent in the minds of the trade and

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the public, and reflect throughout its operations the standards embodied in the businesses owned and operated by Liz Claiborne, Inc. and its Standards of Engagement referred to in Section 11.5 (collectively, the "Liz Standards").

         (B) All items of Liz Merchandise shall reflect the Liz Standards and the general Liz Claiborne apparel lifestyle themes and concepts as expressed by Licensor to Licensee from time to time. Included within each collection shall be
(i) a number of items of Liz Merchandise which shall specifically coordinate and be capable of being cross-merchandised with specific Liz Claiborne products, as Licensor and Licensee shall agree, which shall have been specified in reasonable detail to Licensee at an early enough time to permit achievement of such coordination without any unreasonable cost and expense to Licensee, and (ii) certain items which are not designed to coordinate with specific items of Liz Claiborne products.

         (C) Licensee, shall ensure that the most advanced technology and techniques commonly used in the manufacture of Merchandise and consistent with the pricing of Merchandise be available for embodiment within Liz Merchandise. Licensee shall provide Licensor with a description of Licensee's research and development capacities, processes, new product constructions, designs and materials and the most up-to-date information (whether or not proprietary) relating solely to the manufacture, distribution and sale of Liz Merchandise ("Licensee's R&D Materials"). Licensor shall maintain all of Licensee's R&D Materials in confidence and shall not disclose the same, or any of it, to any third party and to disclose the same only to Licensor's employees who need to know such information, provided that Licensor may

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use such Licensee's R&D Materials for the purposes of manufacturing and selling
Liz Merchandise, whether under this Agreement, any other license agreement or otherwise. The description of Licensee's R&D Materials shall be of sufficient detail to allow Licensor to make an informed decision about viability for use in connection with Liz Merchandise and shall be provided to Licensor as soon as reasonably practical in the course of development, but in any event, Licensee's R&D Materials will be provided in sufficient time for Licensor and Licensee to be able to incorporate at least simultaneously with any commercial use in the Territory by Licensee or any affiliate for itself or any third party, such research and development into Approved Liz Merchandise in a manner consistent with high quality products, so that Licensor is assured of having the option of having any new or improved product, technology or technique available to Licensee embodied in Liz Merchandise. Such information shall be deemed to be confidential information under Section 15 of this Agreement. Upon termination of this Agreement, Licensee shall provide Licensor access to, and the right to use, any technical information necessary for Licensor to continue the manufacture of any item of Liz Merchandise.

         3.2 (A) Licensee shall, submit to Licensor in a writing (accompanied by graphics as appropriate), a proposed "make" or "makes" to form the basis for all Liz Merchandise hereunder. Licensee shall submit appropriate Samples of same for Licensor's approval. Appropriate representatives of Licensor and Licensee shall meet promptly to confer on the proposed make or makes. The parties shall alter, modify and change the samples to meet Licensor's approval. Once a make is approved hereunder, it shall be the basis for each item of Liz Merchandise; Licensee shall not change such make without first obtaining Licensor's prior written approval. If either

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party believes a make or makes should be changed, the parties shall meet promptly and effect such changes as are mutually agreeable.

         (B) By written notice to Licensor (a "Product Proposal Notice"), Licensee shall propose to Licensor a line of Merchandise for each Selling Season to be manufactured and sold as Liz Merchandise hereunder. Each Product Proposal Notice shall set forth a proposed Line Opening Date which shall not be less than 120 days after the date of the applicable Product Proposal Notice. Licensee shall provide Licensor with such additional information with respect to the matters referred to in any Product Proposal Notice (including marketing studies and the like) promptly upon Licensor's written request. Not less than 10 days prior to the Line Opening Date proposed in a Product Proposal Notice, Licensee shall provide Licensor with the following: (i) a program of suggested, broad design themes and concepts ("Merchandise Concepts"), which shall include such items as coloration, materials, sketches, hardware, trim and other Specifications (as defined below), for items of Merchandise proposed for inclusion within the relevant seasonal collection which Licensee believes may be appropriate for manufacture and sale as Liz Merchandise hereunder; (ii) a program of suggested design themes and concepts with respect to Packaging (as defined below) for items of Merchandise for which Merchandise Concepts are being supplied ("Design Concepts"); and (iii) a production calendar setting forth the timing for approval of Merchandise Concepts, Design Concepts, Initial Samples and Final Samples, assuming completed production by the Line Opening Date, and providing Licensor sufficient time to provide comments thereon. Each such presentation of Merchandise Concepts shall include concepts and related materials for a complete lifestyle range of Merchandise reflecting the "Liz

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Claiborne" apparel brand lifestyles and shall include concepts and related materials covering a full range of fashion swimwear and related accessories, sufficient in number to enable Licensee to produce sufficient styles and SKUs of Approved Liz Merchandise to meet the sales volume projections contained in its then current Business Plan, and the applicable Sales Minimum (as hereinafter defined). The Merchandise Concepts and Design Concepts shall be embodied in verbal, written and pictorial descriptions and presentation materials, including storyboards, together with any other sketches and materials as Licensee deems appropriate.

         (C) At any time or from time to time, Licensor may, in its sole discretion, by notice to Licensee, advise Licensee that Licensor desires a particular item or items of Merchandise to be manufactured and sold as Liz Merchandise hereunder, and Licensee shall use its best efforts to incorporate any such item into the line of Liz Merchandise to the extent commercially reasonable.

         (D) Promptly after Licensor's receipt of Merchandise Concepts and Design Concepts, appropriate representatives of Licensor and Licensee shall meet at such place in the New York City metropolitan area as Licensor shall designate, to confer thereon and on any of Licensor's proposed designs. The parties shall make such modifications thereon as may be required to meet Licensor's initial approval with respect thereto. Unless otherwise notified by Licensor, all meetings required pursuant to this Agreement shall occur in Licensor's offices at 1441 Broadway, New York, New York.

         (E) Licensee shall, as soon as is practicable, but in no event less than thirty (30) days prior to the appropriate Line Opening Date, prepare and deliver to Licensor, or its designee, at such

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place as Licensor may reasonably designate within the United States, at
Licensee's sole cost and expense, an initial sample ("Initial Sample") in respect of each item of Liz Merchandise as to which Licensor's initial approval under Section 3.2(b) hereof shall have been given. Licensor and Licensee shall make their appropriate representatives available to meet, at such place in the New York City metropolitan area as Licensor shall designate, promptly after Licensor's receipt of Initial Samples, to confer with respect to Licensee's presentation of Initial Samples. Licensee shall make such commercially reasonable modifications therein as may be required to meet Licensor's initial approval.

         (F) Licensee shall, as soon as is practicable, but in no event less than ten (10) days prior to the appropriate Line Opening Date, prepare and deliver to Licensor, or its designee, at such place as Licensor may reasonably designate within the United States, at Licensee's sole cost and expense, an Initial Prototype (as defined below) in respect of each item of Liz Merchandise for which Licensee had prepared an Initial Sample and as to which appropriate commercially reasonable modifications shall have been effected so as to obtain Licensor's initial approval with respect thereto. As used herein "Initial Prototype" shall mean and include a Sample provided by Licensor to Licensee, and an Initial Sample has been provided by Licensee to Licensor (or a Sample provided by Licensor to Licensee under the provisions of Section 3.5 hereof), which shall embody all of the specifications (the "Specifications"), including, without limitation, the workmanship, quality, design, dimensions, styling, detail, material, colors and the like, as are to be used in the actual production of each item of Approved Liz Merchandise to be based on said Initial Prototype. In the event that Licensor rejects a particular Initial Prototype or Sample,

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Licensor shall notify Licensee of its reasons for rejection within twenty (20)
days of receipt of such Initial Prototype or Sample, and shall provide Licensee with suggestions for modifying the particular Initial Prototype or Samples which Licensor is rejecting. Licensee shall, as promptly as practicable, correct said Initial Prototype or Samples, resubmit said Initial Prototype or Samples to Licensor and seek Licensor's approval under the same terms and conditions as set forth with respect to the first submission of Initial Prototypes.

         (G) The approval of Licensor of the Initial Prototype for all items of Liz Merchandise shall be evidenced by a written list, duly signed by a representative of Licensor, setting forth those Initial Prototypes which have been approved for production by Licensee. Initial Prototypes so approved shall be deemed "Final Samples" in respect of such collection. Approval of any and all Samples as Final Samples shall be in the sole discretion of Licensor. Licensor shall respond as promptly as reasonably practicable to any written request to Licensor for approval of an Initial Prototype; any such request shall be addressed to the attention of such person and at such address as Licensor may, from time to time, designate (any change thereon to be effective only in accordance with Section 20 hereof). Any approval of an Initial Prototype as a Final Sample shall continue in effect indefinitely thereafter, unless withdrawn by Licensor upon not less than four (4) months prior written notice to Licensee given not earlier than twelve (12) months after the date on which initial approval was given. Any such withdrawal of approval by Licensor shall be prospective only and shall only relate to the subsequent manufacture and sale of Liz Merchandise. Within sixty (60) days after approval by Licensor of Initial Prototypes, or as soon thereafter as

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mutually agreed upon by Licensor and Prototypes. Licensee shall deliver to
Licensor a full set of Production Samples of Liz Merchandise as directed by Licensor.

         (H) In the event that Licensor rejects a particular Final Sample or Samples, Licensor shall notify Licensee of its reasons for rejection within twenty (20) days of receipt of the Final Sample or Samples and shall provide Licensee with commercially reasonable suggestions for modifying the particular Final Sample or Samples which Licensor is rejecting. Licensee shall, as promptly as practicable, correct said Final Sample or Samples in accordance with Licensor's commercially reasonable suggestions, resubmit said Final Sample or Samples to Licensor and seek Licensor's approval under the same terms and conditions as set forth with respect to the first submission of such Samples. Such revised Sample shall, for all purposes, be deemed a Final Sample hereunder unless Licensee and Licensor mutually agree to the contrary within twenty (20) days after the date of Licensee's receipt thereof.

         3.3 Licensor may, in its sole discretion (but shall not in any way be obligated to), provide Licensee with a Sample in respect of any item or items of Liz Merchandise. Such Sample shall, for all purposes, be deemed a Final Sample hereunder unless Licensee and Licensor mutually agree to the contrary within twenty (20) days after the date of Licensee's receipt thereof.

         3.4 Licensee shall use its reasonable efforts, through the submission of a sufficient number of Liz Merchandise Concepts, Design Concepts and Initial Samples, and otherwise, so as to enable Licensor to select and approve Initial Prototypes for not less than eighteen (18) groupings of Liz Merchandise, each with five (5) styles of swimwear, and two (2) styles of approved

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swimwear cover-ups for production for each Line Opening Date during the term hereof. Subject to approval by Licensor, not less than eighteen (18) groupings of Liz Merchandise, each with five (5) styles of swimwear, and two (2) styles of approved swimwear cover-ups shall be approved for production hereunder at all times.

         3.5 Licensee shall present for sale, through showings of each collection to the trade and otherwise, all items of Approved Liz Merchandise in respect of which Final Samples have been approved by Licensor, in accordance with the terms hereof. Licensee shall use its best efforts to promote the sale and distribution of, all items of Approved Liz Merchandise in respect of which Final Samples have been approved by Licensor, in accordance with the terms hereof.

         3.6 The Approved Liz Merchandise manufactured and sold by Licensee shall strictly adhere, in all respects, including, without limitation, with respect to the Specifications therefor, to the Final Samples therefor approved by Licensor.

         3.7 Licensee hereby represents, warrants and covenants that Licensee shall own or obtain, for the sole benefit of Licensor, prior to any use thereof, any and all rights in or to any product designs, sketches or components thereof, Packaging, advertising and artwork prepared or created by Licensee for Liz Merchandise (such concepts and materials are collectively referred to as the "Merchandise IP") necessary or appropriate to enable Licensee to (a) manufacture and sell Approved Liz Merchandise based on or embodying such Merchandise IP, and
(b) prevent others from manufacturing and selling Merchandise based on or embodying such Merchandise IP or any element confusingly similar thereto. All right, title and interest in and to all Samples (including

Final Samples), and all Merchandise IP used in connection with all Samples and Merchandise derived therefrom, including, without limitation, any modifications to or improvements of any of the foregoing, to the extent the same may for any reason be deemed to be other than the sole and exclusive property of, Licensor, are hereby assigned to, and shall be the sole and exclusive property of, Licensor, and shall not be used by Licensee other than in strict accordance with this Agreement. Notwithstanding this paragraph, Licensee shall be entitled to use and shall be the sole and exclusive owner of all Samples rejected by Licensor for which Licensor does not reserve any right to use in the future by notifying Licensee in writing at the time of rejection. All Liz Merchandise manufactured by Licensee, Samples (including Final Samples), Initial Prototypes, Merchandise Concepts, Design Concepts, sketches, product designs and colorways provided hereunder shall be used by Licensee only in accordance with this Agreement and none of the foregoing shall be used or adapted by or through Licensee, through any affiliate of Licensee or otherwise, to produce any items or products other than Approved Liz Merchandise hereunder.

         3.8 All Liz Merchandise manufactured by or on behalf of Licensee shall be suitable for its intended use and shall not be designed or produced so as to be inherently dangerous. Without limiting the foregoing, (i) no Liz Merchandise shall contain or be packaged in any injurious, poisonous, deleterious or toxic substance or material, (ii) no Liz Merchandise shall be adulterated or mislabeled, and (iii) all Liz Merchandise and all manufacturing methods used to produce the same shall meet or exceed all applicable industry and governmental standards established in respect of safety. Licensee shall assure that all laws, statutes, rules, regulations, and industrial or governmental standards and requirements, now in force or hereafter adopted, which may be applicable to the manufacture, advertising, merchandising, promotion, sale and distribution of Liz Merchandise, shall be strictly observed and complied with, notwithstanding the fact that Licensor may have expressly or implicitly approved any item or conduct with respect thereto. Licensee shall supply Licensor, promptly after Licensor's written request from time to time, with (i) copies of all certifications provided by all manufacturers and importers of Liz Merchandise, and (ii) a certification, in form and substance reasonably satisfactory to Licensor, from a recognized independent testing laboratory to the effect that Samples for such items of Liz Merchandise intended for sale and distribution as Liz Merchandise as Licensor shall designate comply with the foregoing provisions of this paragraph (collectively the "Safety Standards"). Costs and expenses relating to any such testing shall be shared equally by Licensor and Licensee, provided, however, that if any such test results shall indicate that any tested Liz Merchandise does not comply with the Safety Standards, Licensee shall (A) forthwith pay all costs and expenses incurred in connection with such testing and (B) pay all expenses of any additional testing which Licensor shall reasonably request during the two (2) year period following the date on which Licensor received the results of the test indicating said sub-standard performance. Without limiting the foregoing, all Liz Merchandise produced hereunder shall comply with all Liz Claiborne Standard of Quality Guidelines formulated by Licensor after consultation with Licensee from time to time (the initial guidelines to be formulated and provided to Licensee within a reasonable time after the execution of this Agreement), and with all applicable statutes, rules and regulations.

         3.9 Licensee shall, from time to time upon request of Licensor, furnish Licensor, free of charge, with a reasonable quantity of Samples of each current item of Liz Merchandise then being or intended to be sold and distributed hereunder, provided that Licensor acknowledges that such Samples are not being obtained for the purposes of resale.

         4.  QUALITY OF MERCHANDISE; MARKETING.

         4.1 Licensor shall have the continuing right of approval of all items of Liz Merchandise, including, without limitation, the Specifications therefor, to ensure that all Liz Merchandise manufactured, sold or distributed (i) is in compliance with the Final Samples therefor, (ii) is of the highest quality at its price points, and (iii) is consistent with the Liz Standards, and are otherwise in accordance with the terms of this Agreement. In connection with the production of Liz Merchandise, Licensee shall use only such materials as Licensor shall have previously approved.

         4.2 In the event that any Liz Merchandise is, in the judgment of Licensor, not being manufactured or sold in accordance with the provisions hereof, Licensor may notify Licensee thereof in writing. Licensee and Licensor shall promptly meet in good faith to discuss such matters, and Licensee shall, as promptly as practicable, take such reasonable action with respect thereto as Licensor shall deem appropriate, including, if reasonably requested, the immediate recall of such items of Merchandise from Licensee's customers and ultimate consumers for inspection and/or destruction.

         4.3 The duly authorized representatives of Licensor shall have the right, upon five (5) business days advance notice to Licensee and during normal business hours, to inspect all facilities utilized by Licensee, its distributors, subcontractors, suppliers, agents and representatives, in connection with the manufacture, sale, storage or distribution of Liz

Merchandise pursuant hereto and to examine Liz Merchandise in process of manufacture or storage and when offered for sale within Licensee's operations. Licensee consents to Licensor's examination of Liz Merchandise held by its customers for resale. By executing this Agreement, Licensee does not represent or imply that its customers consent to such examination. To the extent such manufacturing and selling facilities are not owned or controlled by Licensee, Licensee shall use all reasonable efforts to permit the representatives of Licensor to make such inspections. Licensee shall use its best efforts and shall take all steps reasonably requested by Licensor to prevent or avoid any misuse of either licensed Mark by any of its distributors, subcontractors, suppliers or customers.

         4.4 Licensee shall sell Approved Liz Merchandise only (i) through those specialty shops, department stores and other retail outlets which deal in Merchandise similar in quality and prestige to Merchandise bearing the "Liz Claiborne" name, and whose operations are consistent with the quality and prestige of the "Liz Claiborne" name and each Licensed Mark and the Liz Standards and (ii) through any mail order catalogs through which Liz Claiborne, Inc. offers apparel products. Licensee may sell distress or end-of-season Approved Liz Merchandise through off-price channels approved in advance by Licensor, provided that Licensor shall have a right of first refusal to purchase any or all of such distress or end-of-season Approved Liz Merchandise at the price and terms offered by Licensee to any third party for sale at Liz Claiborne outlets. Licensee shall provide Licensor with prompt written notice of the proposed terms of any offer to sell to third parties such Approved Liz Merchandise, and Licensor shall have seven (7) business days from its receipt of such notice to exercise its right of first refusal by providing written notice to Licensee. Except as explicitly set forth above in this Section 4.4, no other channels of distribution (including without limitation catalogue sales, telemarketing or on-line services) shall be employed without Licensor's prior express written consent, and Licensee shall consistently monitor the channels of distribution to assure compliance with the terms of this Agreement. Licensee shall not make sales of Liz Merchandise to any account (i) which it knows, or reasonably should have known, intends to sell such Merchandise outside of the retail outlets specified above within the Territory, or (ii) which Licensor shall disapprove in writing to Licensee. Licensee shall cease selling Liz Merchandise to any store, distributor or other customer, and shall use its best efforts to remove any Liz Merchandise held by such store, distributor or other customer, upon the reasonable request of Licensor or in the event that any such distributor is not selling Liz Merchandise in accordance with the terms of this Agreement.

         4.5 Licensee shall not sell any Liz Merchandise to any person or entity who or which Licensee knows, or has or should have reasonable grounds to believe, intends to resell, directly or indirectly, any Liz Merchandise outside of the Territory or to any person or entity other than the ultimate consumer. Licensee shall use its best efforts to sell and distribute Liz Merchandise directly to accounts as opposed to selling and distributing through distributors. Licensee must obtain the Licensor's prior approval of any distributor engaged or used by Licensee in connection with Liz Merchandise. Licensee shall enter into a distributorship agreement in the form attached hereto as Exhibit B (as such form may, from time to time, be revised by Licensor) with any distributor approved by Licensor, and an executed copy of each such agreement shall be delivered to Licensor no later than ninety (90) days after such distribution arrangement commences.

Licensee shall terminate any agreement or arrangement with any distributor with respect to Liz Merchandise upon Licensor's reasonable written request, subject to the terms of the written distributorship agreement.

         4.6 Licensee shall, during the term of this Agreement, sell to Licensor or any affiliate of Licensor, or to any licensee of Licensor or any of its affiliates operating a retail store or outlet dedicated to the sale of Liz Claiborne products, such quantity and items of Liz Merchandise as Licensor, or such affiliate or licensee, may from time to time require, as evidenced by purchase orders placed with Licensee. Licensee shall use its reasonable efforts to fill such orders to the same extent as it does for its most favored customers, provided that Licensee need not sell to any licensee of Licensor if any such sale would expose Licensee to any unreasonable credit risks. All sales of Liz Merchandise to Licensor, or any of its affiliates or licensees, at all times shall be made at prices not greater than the lowest actual wholesale selling prices then being paid by Licensee's most favored customer for such Liz Merchandise, and the terms of payment shall be not less advantageous to Licensor or such affiliates or licensees than those then available to Licensee's most favored customer for such Liz Merchandise. Nothing contained herein shall be deemed to grant any right or license to Licensee in any country or territory in which Licensor or its affiliates or any of their respective licensees may be located.

         4.7 Licensee acknowledges that in order to preserve the goodwill attached to the Licensed Marks, Liz Merchandise should be sold at prices and terms reflecting the prestigious nature of the Licensed Marks; it being understood, however, that Licensor is not empowered to fix or regulate the prices at which the Liz Merchandise is to be sold, either at the wholesale or retail level, and that the inclusion of this provision in the Agreement is not, and shall not be, construed as a consent by Licensee to sell any Liz Merchandise at any price.

         4.8 Licensee shall at all times maintain the high quality and standards of the Liz Merchandise and undertakes to exercise all reasonable efforts to safeguard the prestige and goodwill of each Licensed Mark and the name "Liz Claiborne".

         5.  USE OF LICENSED MARK: ADVERTISING AND PROMOTION; PACKAGING.

         5.1 Licensee shall adhere to the Liz Standards in all of its advertising, promotional and business materials (including, without limitation, signs, phone listings, order forms, labels, boxes, receptacles, tags and letterhead), all collateral and promotional products and material, all visual merchandising materials of any kind, including, without limitation, in-store fixtures, and all Packaging relating to or for all items of Liz Merchandise, and shall not employ or otherwise release any of same, including, without limiting the foregoing, any advertisement or collateral support materials relating to any Liz Merchandise (such as, by way of example but not by way of limitation, standard types of advertisements in the form of "slicks" or otherwise), unless and until Licensee shall have made a request, in writing, for approval, and Licensor shall have consented to same in writing. Licensee will cause to appear on all Liz Merchandise, and on all advertising and business materials and Packaging used in connection therewith, such legends, markings and notices as Licensor may from time to time require and shall notify Licensee of such requirement. Approval or disapproval of any proposed use of a Licensed Mark shall be given by Licensor as promptly as reasonably practicable after receipt of Licensee's written request in connection therewith, but in all cases within twenty (20) business days after actual receipt by Licensor of

Licensee's request; if neither approval nor disapproval has been given within such time, approval shall be deemed to have been given. Any such approval shall continue in effect indefinitely thereafter, provided that any such approval may be withdrawn by Licensor upon not less than three (3) months' prior written notice to Licensee, given not earlier than twelve (12) months after the date on which initial approval was, or was deemed, given. Provided approval to a use of any Licensed Mark as part of a specific piece of business or advertising material or Packaging remains effective, it shall not be necessary to obtain prior approval for each separate, substantially similar use of such Licensed Mark containing immaterial changes from the use of such Licensed Mark so approved. Notwithstanding the foregoing, Licensee shall, as soon as is reasonably possible, either prior to publication, release, use or other public showing, or immediately thereafter, deliver to Licensor a tear sheet, proof or "mock up" of any such changed use of a Licensed Mark, which shall be subject to disapproval by Licensor; if such disapproval shall be expressed, the same shall not be used at any later time unless approval thereof shall be later obtained. If Licensee has already published, released, used or shown such disapproved material, any such publication, release, use or showing prior to the receipt by Licensee of a notice of disapproval relating thereto shall not constitute a breach of this Agreement. Licensee shall, at the request of Licensor, include in its advertising and on its business materials and all Packaging an indication of the relationship of the parties hereto in a form approved by Licensor. All right, title and interest in and to all advertising and promotional material with respect to Liz Merchandise shall be the sole and exclusive property of Licensor.

         5.2 Licensee shall prepare and present to Licensor a proposed marketing program with respect to the "launch," of Liz Merchandise in Summer 1997 and on an annual basis thereafter. Appropriate representatives of Licensor and Licensee shall meet, at such place in the New York City metropolitan area as Licensor shall designate, to confer on such marketing program, and Licensee shall make such changes therein as shall be necessary to obtain Licensor's approval thereof. Licensee shall present its proposal with respect to the launch to Licensor by April 30, 1997. The introductory launch shall be presented to the trade in or about June 1997, unless otherwise mutually agreed to by both
parties. The launch will be funded at not less than   *   , which launch shall
include the presentation to the trade of a fashion show dedicated to Liz Merchandise. None of the launch expenditures incurred or paid by Licensee shall be credited toward the minimum expenditure requirements of Section 5.6.

         5.3 All cooperative advertising whereby Licensee provides a retailer a contribution toward the cost of an advertisement for Liz Merchandise, whether Licensee's contribution be in the form of an actual monetary contribution, credit or otherwise, shall be subject to the prior approval of Licensor under the same terms and conditions as apply to advertising and promotional materials prepared by or to be used by Licensee pursuant to Section 5.1 hereof; provided, however, that in the event that Licensee is not as a matter of practice given an opportunity to review the cooperative advertising copy or format prior to publication due to time constraints, then Licensee shall notify Licensor, in advance, of those retailers with whom it does cooperative

* Material omitted and filed separately with the Securities and Exchange Commission pursuant to request for confidential treatment.

Liz Merchandise advertising and/or promotion, and Licensee or Licensor, at Licensor's sole election, shall notify the named retailer of the terms of this Agreement which pertain to the said advertising or promotional materials and advise that any cooperative Liz Merchandise advertising or promotion must comply herewith. Licensee shall suspend its cooperative advertising of Liz Merchandise with any retailer to whom Licensor shall reasonably object or with any retailer who fails to comply with the provisions of Section 5.1 hereof; provided however, that Licensee shall not be required to take any action that would constitute a material breach of any agreement with any retailer.

         5.4 Licensee shall not use any Licensed Mark as part of a corporate name or as a trademark, in whole or in part, or in such a way so as to give the impression that the name "Liz Claiborne," any Licensed Mark, or any modification or variation of any of the foregoing, is the property of Licensee. No name(s) or word(s) shall be conjoined or used by Licensee in connection with any Licensed Mark without the prior written consent of Licensor, including, without limitation, in any Packaging, advertising, promotional or business materials, or the like utilized by Licensee in connection with Liz Merchandise.

         5.5 Licensor may from time to time promulgate written uniform rules and regulations relating to the manner of use of each Licensed Mark, which Licensee shall, forthwith after receipt thereof, adhere to in its operations hereunder. Upon receipt thereof by Licensee, Licensee shall have a reasonable time to incorporate any changes in Licensor's rules and regulations.

         5.6 (A) During each Contract Year, Licensee shall expend on national advertising (as defined) of Liz Merchandise an amount equal to the greater of
(x) * or (y) * of Net Sales for the prior Contract Year; provided that a minimum of * must be expended by Licensee on national advertising in the First Contract Year. For purposes of this Agreement, "national advertising" shall mean a national advertising campaign pursuant to which Licensee shall appoint and utilize an advertising agency (including in-house) designated by Licensor, and Licensee shall pay such agency commissions and fees customarily charged in the industry (which shall be included in the dollar requirements with respect to national advertising set forth in this Article 5).

         (B) During each Contract Year, Licensee shall expend on cooperative advertising of Liz Merchandise an amount not less than * of the Net Sales for such Contract Year. In no event shall the expenses incurred in connection with cooperative advertising under this Section 5.6(b) be applied against the expenditures required under Sections 5.6(a) or 5.6(c).

         (C) During each Contract Year, Licensee shall expend on in-store promotional activities, including in-store fixturing and visual merchandising, with respect to Liz Merchandise not less than the following amounts: First Contract Year: * ; Second Contract Year: * ; and

Third Contract Year:     *     .

         (D) Licensee shall prepare and present to Licensor for its approval, from time to time, but no less frequently than semi-annually, and no more than quarterly, a program of proposed marketing support activities, including national and cooperative advertising, advertising and

* Material omitted and filed separately with the Securities and Exchange Commission pursuant to request for confidential treatment.

in-store advertising, and related budgets with respect to Approved Liz Merchandise which shall be developed through consultation with Licensor and shall be subject to Licensor's approval. Such marketing activities, including collateral support recommendations, shall comply with the Liz Standards and shall include such promotions, including without limitation "gift-with-purchase" and "purchase-with-purchase" promotions, events, activities and strategies, as the parties agree may be appropriate.

         (E) Licensee shall furnish Licensor with an accounting on a semi-annual basis for each of the periods ending June 30 and December 31 of each Contract Year reconciling the amount actually spent by Licensee on national advertising, cooperative advertising, and in-store and marketing collateral support compared with the budgeted amounts pursuant to this Section 5.6; such accountings shall be furnished no later than thirty (30) days after the end of the period covered thereby.

         5.7 Licensee agrees to engage, at its sole expense, a fixture contractor (acceptable to Licensor), or to utilize the services of Licensor's visual merchandising and design department, to design unique and appropriate displays for Approved Liz Merchandise and to instruct store accounts of the type authorized, or off-price channels approved by Licensor under Section 4.4 regarding such displays. Licensee shall use its best efforts to promote the use of such fixtures, and such fixtures shall be supplied at Licensee's sole expense. Licensor and Licensee shall mutually agree upon the Merchandise fixtures which Licensee may supply to retail customers in connection with the display of Liz Merchandise at retail. No other fixture may be used by Licensee in connection with Liz Merchandise without Licensor's prior written consent, except that generic clothes racks and hangers not bearing a Licensed Mark may be used to display Liz Merchandise without Licensor's prior consent. Licensee's expenditures in connection with in-shop fixtures and displays shall not be credited against Licensee's obligations with respect to the advertising expenditure requirements set forth in this Article 5, other than Section 5.6(c).

         6.  TRADEMARKS AND RELATED RIGHTS.

         6.1 Licensee acknowledges that each Licensed Mark has acquired a valuable secondary meaning and goodwill in the minds of the trade and the public and that Merchandise bearing the Licensed Marks and the "Liz Claiborne" name have acquired a reputation of high quality and style. Licensee acknowledges that Licensor is the owner of all right, title and interest in and to each Licensed Mark in any and all forms or embodiments thereof, and is the owner of the goodwill attached to each Licensed Mark in connection with the business and goods in relation to which the same has been and may in the future be used. For the purposes of trademark registration, sales by Licensee of Liz Merchandise shall be deemed to have been made by and for the benefit of Licensor. Licensee shall exercise its best efforts throughout its operations under this Agreement to safeguard the prestige and goodwill of each Licensed Mark and the name "Liz Claiborne". Licensee will not, at any time, either directly or indirectly, or permit any of its affiliates to, do any act or thing which may, in any way, impair the rights of Licensor in and to either Licensed Mark or which may affect the validity of either Licensed Mark or which may depreciate the prestige, goodwill or value of the "Liz Claiborne" name or either Licensed Mark.

         6.2 Licensee acknowledges that only Licensor may file and prosecute a trademark application or applications to register either Licensed Mark for any items or services, including Liz Merchandise.

         6.3 Licensee shall use each Licensed Mark strictly in compliance with and observance of any and all applicable laws, rules, regulations, and ordinances and shall use such markings in connection therewith as may be requested by Licensor in writing. To the extent any rights in and to either Licensed Mark are deemed to accrue to Licensee pursuant to this Agreement or otherwise, Licensee hereby assigns any and all such rights, at such time as they may be deemed to accrue, to Licensor. Licensee shall execute any and all documents and instruments requested by Licensor which Licensor may deem necessary, proper or appropriate to accomplish or confirm such assignment. Any such assignment, transfer or conveyance shall be without consideration other than the mutual agreements contained herein. Upon expiration or termination of this Agreement for any reason whatsoever, Licensee will forthwith execute and file any and all documents requested by Licensor terminating any and all trademark registrations, registered user agreements and other documents regarding the Licensed Marks. Licensor shall bear all expenses reasonably incurred in preparing and recording any and all such documents.

         6.4 Licensee agrees never (i) to challenge the validity or ownership of either Licensed Mark or any application for registration thereof, or any trademark registrations thereof in any jurisdiction, nor (ii) to contest the fact that Licensee's rights under this Agreement (a) are solely those of a manufacturer and distributor, and (b) subject only to the applicable provisions of

Sections 12.2 and 12.3 hereof, terminate upon termination of this Agreement. The provisions of this Section 6.4 shall survive any termination or expiration of this Agreement.

         6.5 In the event that any of Licensee's designs for Liz Merchandise, or any advertising, Packaging or promotional material, may be made the subject of patent, trademark or copyright protection, Licensor shall have the right, at its own expense, to file applications therefor and shall be the exclusive owner of such rights. Licensee shall promptly after its receipt of written notice from Licensor fully cooperate with Licensor in connection with any such activities.

         6.6 Licensor agrees to indemnify and hold harmless Licensee against any and all liabilities, claims, causes of action, suits, damages and expenses (including reasonable attorneys' fees and expenses) which Licensee may incur (a) solely by reason of its use, in accordance with the terms and conditions of this Agreement, of (i) any Licensed Mark, or (ii) the designs provided to Licensee by Licensor (if any) in connection with Liz Merchandise within the Territory, or
(iii) the name, likeness, sound or image of any model supplied by Licensor to Licensee or required by Licensor to be used by Licensee, to the extent that such liability arises solely through the infringement of another's trademark, design, patent, copyright, right of publicity or other proprietary rights or (b) solely by reason of the inclusion of Section 3.1 or Section 4.7 in this Agreement, and for no other reason whatsoever, including any act by the Licensee or any of its customers, if it is finally determined by a court of competent jurisdiction in a final order or judgment which is not appealed, that the inclusion of either
Section 3.1 or 4.7 in this Agreement in and of itself constituted a violation of the antitrust laws of the United States or any state thereof; provided in each case that Licensee shall (i) promptly have notified Licensor thereof in writing, and (ii) give full cooperation in the defense against such claim(s). If any action or proceeding shall be brought or asserted against Licensee in respect of which indemnity may be sought from Licensor under this paragraph, Licensor shall, after receiving notice of any claim, have the opportunity if it desires to assume and direct the defense thereof, including the employment of counsel and the payment of expenses. In no event shall Licensor be liable under any settlement of any such claim effected without its prior written consent.

         7.  ROYALTY PAYMENTS AND STATEMENTS.

         7.1 Licensee shall pay to Licensor, on the dates provided below, the Guaranteed Minimum Royalty hereinafter set forth, as a non-refundable advance against Percentage Royalties (defined below) payable to Licensor hereunder in respect of each Contract Year specified for sales made in the Domestic Territory. No credit shall be permitted against the Guaranteed Minimum Royalties paid in respect of any Contract Year based on Guaranteed Minimum Royalties or Percentage Royalties paid or payable in respect of any other Contract Year. If the aggregate of all Guaranteed Minimum Royalties and Percentage Royalties in respect of sales of Liz Merchandise in the Domestic Territory ("Domestic Percentage Royalties") paid by Licensee to Licensor hereunder in respect of a Contract Year shall equal or exceed the Guaranteed Minimum Royalty for such Contract Year, then Licensee shall not be obligated to make payment of any further installment of Guaranteed Minimum Royalty otherwise payable hereunder in respect of such Contract Year. Only Net Sales of Liz Merchandise in the Domestic Territory shall apply toward the Guaranteed Minimum Royalty for any Contract Year.

         7.2 (A) The Guaranteed Minimum Royalty for each Contract Year of the Initial Term (as defined) shall be as follows:

                  CONTRACT YEAR                            GUARANTEED MINIMUM
                  ENDING ON JUNE 30 OF                     ROYALTY
                  ---------------------                    -------
                           1998                                 *
                           1999                                 *
                           2000                                 *


follows:     *      advance on the First Year Guaranteed Minimum Royalty shall be paid upon the execution of this Agreement, and the remainder of the First Year Guaranteed Minimum royalty shall be paid in two (2) equal installments, one on the first day of October 1997 and the other on the first day of January 1998. Guaranteed Minimum Royalties for each Contract Year thereafter shall be paid in four (4) equal installments on the first day of January, April, July and October during each Contract Year.

         (B) The parties agree that at such time that Net Sales of Approved Liz Merchandise bearing the ELISABETH trademark reach * for any consecutive 12 month period, the parties shall in good faith provide for separate Guaranteed Minimum Royalties for each Contract Year for Liz Merchandise bearing the ELISABETH trademark.

         7.3 (A) Licensee shall pay to Licensor a percentage royalty on all of Licensee's Net Sales (defined below) of Liz Merchandise (the "Percentage Royalty") during each Contract Year hereof equal to * of Net Sales; provided that with respect to Liz Merchandise sold at a "closeout" or distress price more
than          *          lower than Licensee's usual or customary price

* Material omitted and filed separately with the Securities and Exchange Commission pursuant to request for confidential treatment.

therefor, Percentage Royalties shall be paid at a rate of * of the Net Sales of such Liz Merchandise; and further provided, that such lower rate of Percentage Royalties shall not be applicable to in excess of * of the aggregate of Licensor's Gross Sales of Liz Merchandise for any Contract Year hereunder, less only the deductions enumerated in clauses (i) and (ii) of paragraph (b) below for such Contract Year, and Percentage Royalties for Liz Merchandise sold at such "closeout" or other distress prices in excess of such * of aggregate Gross Sales, less the specified deductions as aforesaid, shall be paid at the then applicable regular royalty rate of the Net Sales price therefor.

         (B) As used in this Agreement, the term "Gross Sales" for any period shall mean the gross invoice price of all Liz Merchandise sold or shipped by or on behalf of Licensee during such period. As used in this Agreement, the term "Net Sales for any period shall mean Gross Sales for such period less (i) freight charges and taxes separately billed on the face of the invoice, (ii) ordinary and customary trade and prompt payment discounts separately shown on the face of the invoice and actually taken by customers and allowed by Licensee, if any, (iii) cash credits actually paid, if any, for the return of defective Liz Merchandise, and (iv) credits, if any, granted as an accommodation to customers in the nature of ordinary and customary "mark down charge backs" or "stock adjustment returns" in accordance with standard industry practice; provided, however, that the amount of aggregate credits under clause (ii), (iii) and (iv) above shall not exceed * of Licensee's Gross Sales for any Contract Year. No other deductions shall be

* Material omitted and filed separately with the Securities and Exchange Commission pursuant to request for confidential treatment.

taken. Gross Sales and Net Sales be computed without regard to whether payment therefor has been received by Licensee. Merchandise returns, if any, shall be credited in the quarterly period in which the returns were actually made, and "mark down chargebacks" and "stock adjustment returns" permitted as credits with the limits set forth in this Section 7.4(b) shall be credited in the quarterly period in which the credit memorandum evidencing the same is actually issued by Licensee.

         (C) The gross invoice price of any Liz Merchandise sold by Licensee to any affiliate of Licensee shall, for the purposes of this Agreement, be deemed to be the higher of (i) the actual gross invoice price therefor, or (ii) Licensee's regular selling price for such Liz Merchandise sold to unaffiliated parties for sale at retail or at discount (whatever the case may be), and shall be deemed sold at the earlier of the invoice date and delivery date. In no case shall royalties be due on resale by any such affiliate. Liz Merchandise shall not be shipped on consignment.

         7.4 Licensee shall prepare, and at all times maintain at its principal executive offices, true, correct and complete separate books of account and records reflecting all transactions and operations within the scope of this Agreement, in accordance with generally accepted accounting principles consistently applied. Licensee shall prepare and furnish to Licensor a statement of operations, in form and scope satisfactory to Licensor and certified as accurate by a senior financial officer of Licensee, for each quarterly period ended the last day of March, June, September and December in each Contract Year hereunder, which shall be furnished to Licensor within thirty (30) days after the end of each such period. Without limiting the foregoing, each such statement shall include, by month, all aggregate Gross Sales, freight charges and taxes, trade and prompt payment discounts, accommodation credits, Merchandise returns, and Net Sales for the previous quarterly period and computation of the Percentage Royalty due to Licensor in respect thereof, together with a separate statement of wholesale sales, off-price sales, export sales and sales by customer and country and such other information as Licensor may reasonably request. Each such statement shall be accompanied by payment in full to Licensor of all Percentage Royalties due Licensor in respect of the period covered by such statement. Such statements shall be deemed confidential information for purposes of Section 15 hereof.

         7.5 If the payment of any Guaranteed Minimum Royalties or Percentage Royalties hereunder is delayed for any reason, interest shall accrue on the unpaid principal amount of such payment at the prime rate (as defined) plus four percent (4%) (the "Default Rate"). The "prime rate" shall be as published from time to time by The Chase Manhattan Bank, N.A. in New York City, adjusted each January 1 and July 1 to reflect the prime rate in effect at each such date, each such adjusted rate to apply for the 6 months immediately following such adjustment.

         7.6 Within one-hundred (100) days after the end of each Contract Year during the term of this Agreement, Licensee shall submit to Licensor a statement in the form of a certified opinion in the form set forth in the AICPA Professional Standards relating to royalty reports attached as Exhibit C hereto, as the same may be amended from time to time, compiled by Licensee's regular independent certified public accountants (who shall be reasonably satisfactory to Licensor) to the effect that they have reviewed each of the statements covering such Contract Year which have been furnished to Licensor by Licensee pursuant to Section 7.5 hereof, that they have checked such statements of Licensee with Licensee's books of account and records, and that such statements are true, correct and complete and accurately present the information required to be contained therein pursuant to this Agreement in accordance with generally accepted accounting principles applied on a consistent basis.

         7.7 Licensee's books and records of account, together with any relevant supporting materials, shall be available for inspection and copying (at Licensor's expense) by Licensor or its agents at all reasonable times during Licensee's normal business hours, upon reasonable prior notice, for the duration of this Agreement and for three (3) years thereafter. Such books, records and materials shall be available for audit by Licensor or its agents at all reasonable times during Licensee's normal business hours. Any audit by Licensor shall be made by Licensor at its own expense, provided, however, that if any examination by Licensor shall reveal an underpayment by Licensee in Percentage Royalties payable to Licensor for any quarterly period, Licensee shall forthwith pay any such deficiency, together with interest thereon from the original due date at the Default Rate, and, if such underpayment is in an amount equal to or greater than two percent (2%) of the amount originally paid by Licensee in respect of such period, Licensee shall also pay all costs and expenses incurred by Licensor in connection with such examination.

         7.8 All payments required hereunder shall be made in United States dollars in immediately available funds by company check or by wire transfer to the account of Licensor in accordance with such instructions as Licensor may, from time to time, provide Licensee. In the event that any sale of Liz Merchandise is paid in a foreign currency, the amount of such sale shall be converted to United States dollars at the buying site rate for United States dollars published by The Chase

Manhattan Bank, N.A. in New York City as in effect on the last business day of the period in respect of which the payment of Percentage Royalties in respect of such sale is to be calculated.

         8.  TERM.

         8.1 The initial term of this Agreement shall commence as of the date hereof and shall continue through June 30, 2000 (the "Initial Term"), unless renewed or sooner terminated as provided herein.

         8.2 Subject to the provisions of this Agreement and provided that no event of default (as defined below) under this Agreement has occurred and is continuing and no default (as defined below) under this Agreement then exists, if (a) Licensee has achieved Net Sales in the Domestic Territory for the twelve month period ending June 30, 1999 of * and (b) Net Sales in the Domestic Territory for the quarter ending September 30, 1999 shall exceed Net Sales in the Domestic Territory for the quarter ending September 30, 1998 by at least * , Licensee shall have the right to renew this Agreement by giving Licensor written notice of Licensee's intention to renew no later than September 30, 1999, which renewal shall be subject to the (x) approval of Licensor, which shall not be unreasonably withheld, and (y) the negotiation of the terms and conditions of the renewal period, including the guaranteed minimum royalties.

         8.3 The parties agree that any announcement to the public or trade of the termination of this Agreement shall be made only by a joint statement mutually agreed upon by each party except as may be required by applicable law or regulation in the reasonable opinion of counsel.

* Material omitted and filed separately with the Securities and Exchange Commission pursuant to request for confidential treatment.

         8.4 Upon termination of this Agreement, at the request of Licensor, Licensee shall exercise its option under any then existing distributorship agreements to purchase inventory of Liz Merchandise then held by such distributors, provided that with respect to the inventory so purchased by Licensee, Licensor shall be obligated to exercise its Inventory Purchase Option set forth in Section 12.2 at a price equal to Licensee's cost to purchase such inventory from the distributor.

         9. INFRINGEMENT. Licensee shall promptly notify Licensor of any infringement of either Licensed Mark with respect to Liz Merchandise, or any act of unfair competition by third parties relating to any Licensed Mark with respect to Liz Merchandise, whenever such infringement or act shall come to Licensee's attention. After receipt of such notice from Licensee, Licensor may, in Licensor's discretion, take such action to stop such infringement or act as Licensor may deem necessary to protect each Licensed Mark for use on or in connection with Merchandise. Licensee shall cooperate fully with Licensor to stop any such infringement or act in the Territory with respect to Liz Merchandise and, if reasonably requested by Licensor, shall join with Licensor as a party to any action brought by Licensor for such purpose. Licensor shall have full control over any action taken, including without limitation, the right to select counsel, to settle on any terms it deems advisable in its discretion, to appeal any adverse decision rendered in any court, to discontinue any action taken by it, and otherwise to make any decision in respect thereto as it in its discretion deems advisable, except Licensee shall have control over any claim asserted against Licensee by the alleged infringer by way of cross-complaint, counter-claim or otherwise, provided that such claim does not in any way involve any issues relating to either Licensed Mark or Liz

Merchandise. Licensor shall bear all reasonable costs and expenses (including attorneys' fees) connected with any such action, except that if Licensee desires to retain its own counsel, it shall do so at its own expense. Any recovery as a result of such action shall belong solely to Licensor except to the extent that such recovery represents damages specifically allocated to Licensee, in which event such specified recovery, net of all expenses, including Licensor's reasonable attorneys' fees and other reasonable litigation expenses, shall be paid to Licensee. Licensee agrees that Licensor shall have the sole power to take or omit to take legal or other action, before any court or governmental authority or otherwise, with respect to the protection of each Licensed Mark against infringement, or otherwise and that if Licensor shall determine, in its discretion, that it would not be in the best interests of Licensor's business, viewed as a whole, to take any such action, Licensor may determine to omit from taking any such action, and Licensee hereby agrees to abide by any such decision.

         10.  EVENTS OF DEFAULT; TERMINATION.

         10.1 Each of the following shall constitute an event of default under this Agreement:

                           (A)  If Licensee shall fail to pay any funds owing to
Licensor pursuant to this Agreement as due for a period of five (5) days after such funds were due; and when due;

               (B) If any representation or warranty of either party contained herein shall be or become false or misleading in any material respect, or if either party shall fail to perform or observe any term, condition, agreement or covenant in this Agreement on its part to be performed or observed, other than as provided in paragraph (a) of this Section 10.1, and such default is not remedied within twenty (20) days after written notice thereof from the non-defaulting party, unless such default is not capable of being cured through the defaulting party's diligent and continuous effort within such twenty (20) day period, and such party immediately commences to cure such default, and thereafter applies its diligent and continuous best efforts to cure such default, and does in fact cure such default within forty-five (45) days of the initial notice of default; or

                   (C) If Licensee or Licensor shall institute proceedings to be adjudicated a voluntary bankrupt or insolvent, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer seeking reorganization or arrangement under any bankruptcy act or any other similar applicable law of any country, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency for itself, or any of its property, or shall make an assignment for the benefit of creditors, or shall be unable to pay its debts generally as they become due, or shall cease doing business as a going concern, or corporate action shall be taken by it in furtherance of any of the foregoing purposes; or

                   (D) If an order, judgment or decree of a court having jurisdiction shall have been entered adjudicating Licensee or Licensor a bankrupt or insolvent, or approving, as properly filed, a petition seeking reorganization of Licensee or Licensor or of all or a substantial part of its properties or assets under any bankruptcy act or other similar applicable law, as from time to time amended, or appointing a receiver, trustee or liquidator of Licensee or Licensor, and such order, judgment or decree shall remain in force, undischarged and unstayed for a period of thirty (30) days, or a judgment or lien for the payment of money in excess of * shall be rendered or entered against it and the same shall remain undischarged or unbonded for a period of forty-five (45) days or any writ or warrant or attachment shall be issued or levied against a substantial part of its property and the same shall not be released, vacated or bonded within thirty (30) days after issue or levy; or

                  (E) If Licensee shall for any reason discontinue the sale of Approved Liz Merchandise or any substantial portion of its business operations, or shall liquidate or dissolve; or

                  (F) If Licensee shall, without the prior written consent of Licensor first had and obtained, sell (regardless of how designated) all or substantially all of its assets, or shall merge or consolidate with or into another corporation or entity, or if more than 25% of the issued and outstanding shares of the voting stock of Licensee shall be sold or transferred, directly or indirectly, in each case whether in a single transaction or as the aggregate result of a series of related transactions, and whether the transaction or transactions involve an affiliated or unaffiliated person or entity; or

                  (G) If Licensee's Net Sales of Liz Merchandise for any Contract Year hereunder in the Domestic Territory shall fail to equal or exceed the applicable Sales Minimum (as defined below) in respect of such Contract Year with respect to Liz Merchandise. As used herein, the term "Sales Minimum" for each Contract Year shall mean the following levels of Net Sales in the Domestic
Territory: in the First Contract Year: * ; Second Contract Year: * ; and

* Material omitted and filed separately with the Securities and Exchange Commission pursuant to request for confidential treatment.

Third Contract Year: * ; provided that the parties agree and acknowledge that at such time that Net Sales of Liz Merchandise bearing the ELISABETH trademark reach * for any consecutive 12 month period, the parties shall in good faith amend this paragraph (g) to provide for separate minimum Net Sales levels for each Contract Year for Liz Merchandise bearing the ELISABETH trademark.

         10.2 As used in this Agreement, the term "default" shall mean any condition, event or state of facts which, after notice or lapse of time, or both, would be an event of default.

         10.3 If any event of default shall occur and be continuing, the non-defaulting party may, by written notice to be defaulting party, terminate this Agreement.

         10.4 Licensee represents and warrants that Mr. Douglas Arbetman is (i) the Chief Executive Officer and President of Licensee, and (ii) empowered with authority to bind unconditionally the Licensee in all of its dealings contemplated by this Agreement (other than the execution of this Agreement which requires approval of Licensee's Board of Directors), and that Mr. Douglas Arbetman is principally responsible for substantially all of the operations of Licensee contemplated hereunder. In the event that Mr. Douglas Arbetman's position, authority or responsibility, as set forth in the preceding sentence, terminates for any reason (including by reason of death or disability), Licensee shall promptly inform Licensor thereof. In the event of such termination of Mr. Douglas Arbetman's position, authority or responsibility at any time, Licensor shall have the right to terminate this Agreement, by written notice to Licensee, in its sole

* Material omitted and filed separately with the Securities and Exchange Commission pursuant to request for confidential treatment.

discretion, at any time Mr. Douglas Arbetman does not have the position, authority or responsibility set forth in the first sentence of this Section 10.4.

         11.  CERTAIN COVENANTS OF LICENSEE.

         11.1 Licensee shall deliver to Licensor (i) within one hundred (100) days after the end of each fiscal year of Licensee, an audited consolidated balance sheet of Licensee as at the end of such fiscal year, together with an audited consolidated statement of the results of operations of Licensee during such fiscal year, all of which financial statements shall be certified by such independent certified public accountants as may be reasonably satisfactory to Licensor, and (ii) within forty-five (45) days after the end of each fiscal quarter of Licensee, other than the fourth fiscal quarter, unaudited consolidated balance sheets as at the last day of such quarter, together with an unaudited consolidated statement of the results of operations of Licensee during such period, all prepared in accordance with generally accepted accounting principles and accompanied by a certificate of the senior financial officer of the Licensee to the effect that, subject to year-end audit, they fairly present the consolidated results of operations of Licensee during such fiscal quarter and the consolidated financial position of Licensee at the end of such fiscal quarter. Each such delivery of financial statements shall be accompanied by a certificate of the senior financial officer of Licensee (a) certifying that no default on the part of Licensee under the provisions of Section 11.2 hereof has occurred, and (b) setting out, in reasonable detail, the manner in which the computations required in respect of the financial tests set out in Section 11.2(b) were effected (including such appropriate back up as Licensor may reasonably request) and (c) certifying that all such statements are true, complete and correct and accurately set forth the financial position of

Licensee at the end of such period reported therein and the results of operations for the stated period then ended. Licensor shall have the opportunity to discuss the financial statements with Licensee, and Licensee shall provide Licensor with any such information Licensor reasonably requests in connection with such review.

         11.2 (A) Licensee shall pay punctually and discharge when due or renew or extend prior to default, in the ordinary course of business, any indebtedness heretofore or hereafter incurred by Licensee and discharge, perform and observe any covenants, provisions and conditions required to be discharged, performed and observed in connection therewith or in connection with any agreement relating thereto except (i) when such indebtedness is subject to a bona fide dispute or (ii) with respect to indebtedness constituting in aggregate, less than * .

         (B) Licensee hereby covenants and agrees that (i) the consolidated stockholders' equity of Licensee and its consolidated subsidiaries shall at all times equal or exceed * ; (ii) the consolidated stockholders' equity of Licensee shall not decline by * or more in any fiscal year of Licensee, as measured as of the last day of each such fiscal year; and (iii) the ratio of total liabilities of Licensee (which for this purpose shall be all liabilities less bank overdrafts, accounts payable, accrued liabilities and current portions of capital lease obligations) to consolidated stockholders' equity of Licensee shall at all times be less than or equal to * . The determination of each of the financial tests set out in this Section 11.2(b) shall be made in accordance with generally accepted accounting principles, applied consistently with the methods

* Material omitted and filed separately with the Securities and Exchange Commission pursuant to request for confidential treatment.

used in the preparation of Licensee's audited financial statements, except as otherwise specified in this Section 11.2(b).

         (C) Notwithstanding the foregoing, and without in any way limiting or restricting Licensor's rights to terminate this Agreement upon default as provided herein, which rights shall remain absolute, if any of Licensee's financial covenants set out in this Section 11.2 shall fail to be maintained, performed or observed, then and in such event the then current term of this Agreement shall be deemed to terminate, without further notice or action on the part of any person, on the date which is four (4) months after the first date on which such failure shall have occurred, unless Licensor shall, in its sole discretion, waive such termination in a writing specifically referring to this paragraph.

         11.3 Licensee shall prepare and deliver to Licensor at Licensee's sole cost and expense, such Business Plans and updates thereof, together with such other information, as Licensor may reasonably request with respect to Licensee's actual projected and proposed business in Liz Merchandise, on such time schedule as Licensor may reasonably prescribe.

         11.4 (A) Licensee shall operate the business licensed hereunder in a division separate from Licensee's other businesses and operations.

         (B) Licensee shall at all times employ such competent and qualified personnel as shall be necessary to fulfill its obligations under this Agreement. Without limiting the foregoing, Licensee shall employ an experienced Division President, Design Director, and sales staff in each case dedicated solely to and responsible for Liz Merchandise, and at all times reasonably acceptable to

Licensor. Licensee shall make all of its personnel, and shall use its best efforts to make the personnel of its contractors, suppliers and other resources, available by appointment during normal business hours for consultation with representatives of Licensor.

         11.5 Licensee shall comply with Licensor's Standards of Engagement, as promulgated from time to time; the current terms of such Standards are set forth on Exhibit D.

         11.6 (A) Licensee in order to induce Licensor to enter into this Agreement and to secure the full and complete payment and performance when due of all of Licensee's liabilities and obligations to Licensor hereunder hereby pledges and grants to Licensor hereunder a first priority security interest in Licensee's rights and interests under the Agreement, whether such interests are now owned or in existence or hereafter acquired or created, together with all substitutions for, additions and accessions to, and proceeds of the foregoing (the "Collateral").

         (B) Licensee at its sole cost and expense, shall execute and deliver any and all further documents, including, without limitation, Uniform Commercial Code financing statements and amendments and extensions thereof, and do any and all such further acts and supply any and all further information deemed necessary or desirable by Licensor to perfect, evidence, protect, maintain or enforce Licensor's security interest in the Collateral, or otherwise to carry out the purposes hereof, in any and all jurisdictions of the United States or elsewhere in the world. Licensor is hereby appointed attorney-in-fact of Licensee to execute and file, at any time and from time to time as Licensor may deem necessary or appropriate, one or more financing statements, and any amendments and extensions thereof, signed only by Licensor, with respect to all or any part of the Collateral.

         (C) Following the occurrence of an event of default, Licensor shall have with respect to the Collateral the rights, options and remedies of a secured party under the Uniform Commercial Code or other applicable law.

         12.  EFFECT OF EXPIRATION OR TERMINATION.

         12.1 Upon the expiration or termination of this Agreement (whether by reason of the expiration of the stated term of this Agreement, by earlier termination of this Agreement pursuant to Article 10 hereof or otherwise), (a) except to the extent specifically otherwise provided in Sections 12.2 and 12.3 hereof, all rights of Licensee hereunder shall terminate and revert automatically to Licensor, and neither Licensee nor any of its receivers, representatives, trustees, agents, successors or assigns (by operation of law or otherwise) shall have any right to manufacture, exploit, advertise, merchandise, promote, sell, distribute or deal in or with Liz Merchandise, and Licensee and all of its assignees, successors or assigns (by operation of law or otherwise) shall forthwith discontinue all use of each Licensed Mark and any variation or simulation thereof, or any mark confusingly similar therewith, and all references thereto or hereto, and all Merchandise Concepts, Design Concepts, Packaging, Merchandise IP sketches, designs, colorways, Samples and labels provided or employed hereunder and created or used by Licensee for Liz Merchandise, including any modifications or improvements thereof and any patents, trademarks, copyrights, trade names and other proprietary rights in connection therewith, and Licensee hereby irrevocably releases and disclaims any right or interest in or to any and all of the foregoing other than Samples rejected by Licensor which Licensee did not reserve the right to use in the future by notifying Licensee in writing of such reservation at the time of rejection; and (b) Licensor shall forthwith have the unrestricted right to manufacture, advertise, merchandise, promote, sell and distribute Liz Merchandise, directly or through others, and to grant licenses with respect to Merchandise and the Licensed Mark. The provisions of this
Section 12.1 shall take precedence over any conflicting provision of this Agreement. In addition, Licensee will execute any instruments requested by Licensor which Licensor, in its sole discretion, deems necessary, proper or appropriate to accomplish or confirm the foregoing. Any such assignment, transfer or conveyance shall be without consideration other than the mutual agreements contained herein.

         12.2 If, upon the expiration or termination of this Agreement (whether by reason of the expiration of the stated term of this Agreement, by earlier termination of this Agreement pursuant to Article 10 hereof or otherwise), Licensee (or any subcontractor or distributor of Licensee) shall have on hand any finished inventory of Liz Merchandise or any trim or fabric exclusively purchased for use with Liz Merchandise, Licensor shall have the option (herein called the "Inventory Purchase Option") to purchase all or any part of Licensee's (or any such subcontractor's or distributor's) inventory of Liz Merchandise (which shall for this purpose include any trim or other material purchased by Licensee specifically for use in Approved Liz Merchandise) which is completed and which remains on hand at such expiration or termination date and which is not subject to written orders received from customers on the date of termination or expiration of this Agreement, for an aggregate purchase price equal to Licensee's standard cost of making such Liz Merchandise, including the cost of materials, direct labor and manufacturing overhead. If such Liz Merchandise was purchased by Licensee, the cost shall be the Licensee's purchase price or landed cost. Such purchase will be f.o.b. point of shipment. Licensee shall furnish Licensor, within ten
(10) days after the expiration or termination date hereof, a written statement describing the items of Liz Merchandise in Licensee's inventory and stating the cost of each such item and documentation showing the inventory held by each of Licensee's subcontractors and distributors, and outstanding orders and commitments for Liz Merchandise. The Inventory Purchase Option may be exercised, in whole or in part, by Licensor within thirty (30) days after receipt by Licensor of Licensee's written statement referred to in the preceding sentence ("Purchase Option Period"), and the purchase price shall be payable and inventory delivered within ten (10) days after such exercise. Licensor may offset the purchase price against any payments due from Licensee. Licensee shall use its best efforts to obtain any inventory of Liz Merchandise held by any of its subcontractors or distributors upon the expiration or termination hereof.

         12.3 Subject to the provisions of Section 12.2 hereof, Licensee may complete (but only in accordance with the terms and conditions of this Agreement) production of Approved Liz Merchandise which is in process, or for which written orders have been received from customers, all as of the date of termination or expiration of this Agreement (whether by reason of the expiration of the stated term of this Agreement, by earlier termination of this Agreement pursuant to Article 10 hereof or otherwise). Notwithstanding anything to the contrary contained herein, upon completion of the production of any Approved Liz Merchandise in accordance with the provisions of this Section 12.3, such Merchandise shall be deemed subject to an Inventory Purchase Option, to the extent and as set forth in Section 12.2 hereof, except that (a) Licensee shall present Licensor with a written list on the last day of each week during which it is completing such production, setting forth the Liz Merchandise completed during such week, and (b) each applicable Purchase Option Period shall commence upon Licensor's receipt of each such list.

         12.4 If and to the extent that the Inventory Purchase Option is not exercised in full with respect to all Liz Merchandise subject thereto, if Licensee is not in default under this Agreement, Licensee may use the Licensed Marks ("Royalty Option") in connection with the sale of Approved Liz Merchandise, as to which an Inventory Purchase Option was not exercised, for six
(6) months immediately following the expiration of the applicable Purchase Option Period, provided Licensee fully complies with the provisions hereof, including, without limitation, the provisions of Articles 4 and 5 hereof, in connection with such disposal, except the provisions regarding minimum royalties and sales. Licensee shall be obligated to continue to pay Licensor the Percentage Royalty provided for herein in respect of all of its sales of Liz Merchandise made pursuant to the Royalty Option. The existence of the Royalty Option shall not affect any of the rights of Licensor hereunder, including without limitation those referred to in clause (b) of Section 12.1 hereof. Upon the expiration of all Purchase Option Periods, or, if Licensee shall then have the Royalty Option, upon the expiration of the Royalty Option, Licensee shall deliver to Licensor all material and other products in its possession or under its control incorporating any Licensed Mark, including, without limitation, all labels, tags, Packaging, containers, advertising and promotional material.

         12.5 Notwithstanding any termination or expiration of this Agreement (whether by reason of the expiration of the stated term of this Agreement, by earlier termination of this Agreement pursuant to Article 10 hereof or otherwise), Licensor hereby reserves, all the rights and remedies which it may have, at law or in equity, with respect to (a) the collection of royalties or other funds payable by Licensee pursuant to this Agreement, (b) the enforcement of all rights relating to the establishment, maintenance and protection of the Licensed Mark, and (c) damages for breach of this Agreement on the part of Licensee.

         13.  SHOWROOMS; SALES REPRESENTATIVES; TRADE SHOWS.

         13.1 Licensee shall, at its sole cost and expense, maintain, operate and staff exclusively signed showrooms at such location as shall be acceptable to Licensor within the Borough of Manhattan, and at such other locations as Licensor and Licensor shall agree, which shall be devoted solely to the presentation and sale of Approved Liz Merchandise, (each, a "Liz Showroom"). Licensee shall display and offer for sale to the trade at each Liz Showroom all (and not less than all) current items of Approved Liz Merchandise for which Final Samples have been approved by Licensor. Each Liz Showroom shall be maintained, operated, staffed and decorated at all times in all respects in a first class manner so as to reflect creditably on the prestige and goodwill of Licensor and each Licensed Mark; without limiting the foregoing Licensee shall at all times maintain each Liz Showroom in a safe, clean and attractive condition. If commercially reasonable, Licensee will do such lighting, painting, decorating, embellishing, repairing and restoration as Licensor may from time to time reasonably suggest. Licensee shall at all times employ a sufficient number of qualified Liz Merchandise sales personnel at each Liz Showroom.

         13.2 Licensee shall arrange for booths at such national and regional trade shows as Licensee and Licensor from time to time shall deem appropriate, at which booths solely Approved Liz Merchandise (and no other Merchandise) shall be displayed, such booths to be staffed by sales personnel who shall have responsibility solely for the promotion and sale of Approved Liz Merchandise (and no other Merchandise).

                  14.  CERTAIN RESTRICTIONS ON OPERATIONS

         14.1 Licensee acknowledges that, in order to induce Licensor to enter into this Agreement and to grant Licensee the exclusive right, license and privilege to use each Licensed Mark in connection with Approved Liz Merchandise (all in accordance with the terms and subject to the conditions set forth in this Agreement), Licensee, among other things, has represented and warranted to Licensor that Licensee will devote a substantial portion of its time and energy and use all best efforts, through the adequate financing of Licensee's operations and business, in order that Licensee shall develop and maintain a substantial, ongoing and expanding business in Liz Merchandise. Licensee further acknowledges that Licensor is expressly relying on the representations and warranties of Licensee herein in entering into this Agreement and thereby granting to Licensee the exclusive license herein granted. In order to confirm the scope and application of such representations and warranties, Licensee hereby covenants to and agrees with Licensor that, during the term of this Agreement, neither Licensee nor any of its affiliates shall plan for, engage in or have any ownership interest in, directly or indirectly, any business or entity involved in the manufacture, advertising, merchandising, promotion, sale or distribution of any Merchandise produced bearing or sold under or in association with any trademark owned by or associated with any nationally known fashion designer (individual or entity) or apparel brand which competes with Licensor's apparel products and in substantially similar channels of distribution; provided, however, that nothing contained in this Agreement shall prohibit Licensee from the marketing and sale of Merchandise under the "Anne Klein" trademarks listed on Exhibit E attached hereto.

         15.  CONFIDENTIALITY.

         15.1 Each party Licensee acknowledges that all information of a business or technical nature disclosed to the other party during the course of this Agreement with respect to the business of the disclosing party and its affiliates, including without limitation business plans, marketing plans, non-pubic financial data, designs, sketches, materials, colors, costs, pricing, customers, production techniques, sources of supply and other documents, non-public information and trade secrets of the disclosing party and its affiliates, were acquired, designed and/or developed by them at great expense, are secret, confidential and unique, and constitute the trade secrets and exclusive property of the disclosing party and its affiliates, and that any use by the non-disclosing party of any such trade secrets and property other than for the sole purpose of manufacturing, advertising, merchandising, promoting, selling and distributing Approved Liz Merchandise in accordance with the terms of this Agreement would be wrongful and would cause irreparable injury to the disclosing party and its affiliates.

         15.2 Neither Licensor or Licensee will at any time disclose or divulge to any person, firm or corporation or use, or permit any of its affiliates, employees or representatives to use, disclose or divulge, for any purpose other than solely as required for the manufacturing, advertising, merchandising, promoting, selling and distributing of Approved Liz Merchandise in accordance with the terms of this Agreement, directly or indirectly, for its own or the benefit of any person, firm or corporation, any property, any trade secrets or confidential information of the other party or any of its affiliates, obtained from or through them, except to the extent required by law or court order.

         15.3 In the event that either party is directed to disclose any portion of any Confidential Information of the other party or any other materials proprietary to the other party in conjunction with a judicial proceeding or arbitration, the disclosing party shall immediately notify the nondisclosing party both orally and in writing. The disclosing party agrees to provide the nondisclosing party with reasonable cooperation and assistance in obtaining a suitable protective order and in taking any other steps to preserve confidentiality of the nondisclosing party's confidential information and proprietary materials.

         16. EQUITABLE RELIEF. The parties hereby acknowledge that each will suffer great and irreparable harm as a result of the breach by the other Licensee of any covenant or agreement to be performed or observed under this Agreement other than the covenants to make monetary payments, and, whether such breach occurs before or after the termination of this Agreement, each party hereby acknowledges that the nonbreaching party shall be entitled to apply for and receive from any court of competent jurisdiction a temporary restraining order, preliminary injunction and permanent injunction, without any necessity of proving damages, enjoining the breaching party from further breach of this Agreement or with respect to the Licensee, further infringement or impairment of Licensor's rights in and to either of the Licensed Marks. Such relief shall be in addition to and not to substitution of any other remedies available to the nonbreaching party pursuant to this Agreement or otherwise.

         17.  INDEMNITY; INSURANCE.

         17.1 (A) It is understood and agreed that as between Licensor, on the one hand, and Licensee, on the other hand, Licensor assumes no liability to Licensee or any third party with respect to the performance characteristics of Liz Merchandise, all of which liabilities shall be borne by Licensee.

         (B) Licensee does hereby indemnify and agrees to save and hold Licensor, Liz Claiborne, Inc. and their respective officers, directors, agents, representatives and controlling persons (collectively, for purposes of this Article 17, "Licensor"), individually, harmless of and from any and all liability, claims, causes of action, suits, damages and expenses (including reasonable attorneys' fees and expenses) (collectively, "Indemnified Losses"), which any such entity or person may become liable for, or may incur, or be compelled to pay to any third party, by reason of any acts, whether of omission or commission, that may arise under or in connection with this Agreement, in connection with Liz Merchandise manufactured by or on behalf of Licensee or otherwise in connection with Licensee's business or by virtue of any misrepresentation or breach of warranty or failure to perform or observe any covenant on its part to be performed or observed hereunder.

         17.2 Licensor shall immediately give notice to Licensee of any claim, action or suit that may give rise to liability under this Article 17, provided that the failure of any indemnified party to provide the notice required by this
Article 17 or Article 6.6 shall not relieve the indemnifying party of its obligations hereunder. Licensee shall have the option to defend any such claim, action or suit, including, but not limited to, the right to select counsel, control the defense, assert counterclaims and crossclaims, bond any lien or judgment, take any appeal and to settle on such terms as it, in its discretion, reasonably deems advisable, provided prior notice of any settlement is given to the Licensor and such party provides its express prior consent thereto, which shall not be unreasonably withheld or delayed.

         17.3 Licensee shall maintain at its own expense in full force and effect at all times during which the Liz Merchandise is being sold and used, with a recognized and responsible insurance carrier licensed to do business in the State of California and acceptable to Licensor, a liability insurance policy with limits of liability of at least * per person and * per accident or occurrence with respect to Liz Merchandise. Liability coverage under such insurance policy shall include, but shall not be limited to, claims resulting from accidents or occurrences arising out of any alleged defect in Liz Merchandise, whether such defect be patent or latent in nature and whether such defect is alleged to be a manufacturing or design defect. Such insurance shall be in

* Material omitted and filed separately with the Securities and Exchange Commission pursuant to request for confidential treatment.

such form and of such duration as shall insure against all accidents or occurrences occurring at all times during which Liz Merchandise is being sold and used, regardless of when the claim shall be made. Such insurance shall be for the benefit of and shall name as co-insured Licensor, Liz Claiborne, Inc. and their respective officers, directors, agents, representatives and controlling persons, and shall provide for at least thirty (30) days' prior written notice by the carrier thereof (each an "Insurance Notice") to Licensor and Licensee of the cancellation or modification thereof. Licensee shall, as promptly as practicable, but in any event within thirty (30) days after the signing of this Agreement, and from time to time thereafter upon Licensor's written request, deliver to Licensor (i) a true, correct and complete copy of its liability insurance policy (including all endorsements), as then in effect, and (ii) a certificate of such insurance from the insurance carrier which sets forth the scope of coverage and the limits of liability. Licensee shall, on an annual basis, promptly furnish to Licensor evidence in form and substance satisfactory to Licensor of the maintenance of its liability insurance policy. Licensee shall provide Licensor, as promptly as practicable, but in no event more than three (3) business days after its receipt thereof, with a true, correct and complete copy of any Insurance Notice received by Licensee hereunder. In the event that the insurance coverage to be provided under the policy as proposed to be modified by any Insurance Notice shall be unacceptable to Licensor, Licensee shall thereupon use its best efforts either to retain the coverage then provided for in the said policy or to obtain other insurance coverage which is acceptable to Licensor. In the event that, within fifteen (15) days prior to the effective date of any change set out in any Insurance Notice, Licensee shall not have provided or arranged for insurance coverage (substitute or otherwise) reasonably acceptable to Licensor,

Licensor may itself arrange to obtain insurance coverage complying with the terms hereof. Licensee shall reimburse Licensor, immediately upon Licensor's request, for all expenses and premium payments associated with Licensor's seeking and obtaining such coverage. Licensee's maintenance of the insurance coverage as provided herein shall not limit, excuse or replace any of Licensee's obligations under the provisions of Section 17.1 hereof, which shall remain absolute.

         17.4 The provision of this Article 17 shall survive any termination or expiration of this Agreement.

         18.  REPRESENTATIONS AND WARRANTIES.

         18.1 Licensee hereby represents and warrants to Licensor as  follows:

         (A) Licensee is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and is duly qualified and authorized to do business and in good standing in all jurisdictions in which the nature of its business requires such qualifications.

         (B) Neither the execution, delivery nor performance of this Agreement by Licensee will, with or without the giving of notice or passage of time, or both, conflict with, or result in a default or loss of rights under, any provision of any other agreement or understanding to which Licensee is a party or by which it or any of its properties may be bound.

         (C) Licensee has full power and authority to enter into this Agreement and to carry out the transactions contemplated thereby in accordance with its terms; the execution, delivery, and performance of this Agreement by Licensee have been duly and properly authorized by all necessary actions; and this Agreement constitutes the valid and binding obligation of Licensee enforceable in accordance with its terms.

         18.2  Licensor hereby represents and warrants to Licensee as  follows:

                  (A) Licensor is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and is duly qualified and authorized to do business as a foreign corporation in good standing in all jurisdictions in which the nature of its business requires such qualification.

                  (B) Neither the execution, delivery nor performance of this Agreement by Licensor will, with or without the giving of notice or passage of time, or both, conflict with, or result in a default or loss of rights under, any provision of the Certificate of Incorporation or By-Laws of Licensor or any other agreement or understanding to which Licensor is a party or by which it or any of its properties may be bound.

                  (C) Licensor has full power and authority to enter into this Agreement and to carry out the transactions contemplated thereby in accordance with its terms; the execution, delivery, and performance of this Agreement by Licensor have been duly and properly authorized by all necessary corporate actions; and this Agreement constitutes the valid and binding obligation of Licensor enforceable in accordance with its terms.

                  (D) Licensor is the sole owner of each Licensed Mark in the United States and Liz Claiborne, Inc. is the sole owner of each Licensed Mark in Canada, and Liz Claiborne, Inc. has granted Licensor the exclusive right to sublicense each Licensed Mark in Canada. Each

Licensed Mark has been registered on the Principal Register of the U.S. Patent and Trademark Office in International classes 2, 6, 11, 24, 25 and 27.

         19. BROKERS. Each of Licensor and Licensee hereby represents and warrants to the other that neither it nor any of its affiliates (including its officers, directors or employees) has employed or dealt with any broker or finder in connection with this Agreement or the transactions contemplated hereby, and agrees to indemnify and hold the other harmless from any and all liabilities (including, without limitation, reasonable attorneys' fees and disbursements paid or incurred in connection with any such liabilities) for any brokerage commissions or finders' fees in connection with this Agreement or the transactions contemplated hereby insofar as such liabilities shall be based on the arrangements or agreements made by it or on its behalf.


         20. NOTICES. All reports, requests, demands or notices required by this Agreement shall be in writing and shall be deemed to be duly given on the date same is sent and acknowledged via hand delivery, facsimile or overnight delivery service (with a copy simultaneously sent by registered mail), or, if mailed, five (5) days after mailing by certified or registered mail, return receipt requested, to the party concerned at the following address:

                  IF TO LICENSOR:

                  L. C. Licensing, Inc.
                  c/o Liz Claiborne, Inc.
                  1441 Broadway
                  New York, New York  10018
                  ATTENTION:  PRESIDENT, LICENSING
                  Fax No.: (212) 626-1807
                  WITH COPY TO:

                  Liz Claiborne, Inc.

                  1 Claiborne Avenue

                  North Bergen, New Jersey  07047

                  ATTENTION: LEGAL DEPARTMENT
                  Fax No.: (201) 295-7851

                  IF TO LICENSEE:
                  The Sirena Apparel Group, Inc.
                  10333 Vacco Street
                  South El Monte, California  91733
                  ATTENTION: PRESIDENT
                  Fax No.: (818) 442-2280

                  WITH COPY TO:
                  Manatt, Phelps & Philips
                  11355 West Olympic
                  Los Angeles, California  90064
                  ATTENTION: PAUL IRVING, ESQ.
                  Fax No.: (310) 312-4224

Any party may change the address to which such notices and communications shall be sent by written notice to the other parties, provided that any notice of change of address shall be effective only upon receipt.

         21. INTEGRATION. This Agreement (including the Exhibits hereto) sets forth the entire agreement and understanding between the parties relating in any way to the use of any Licensed Mark, or to the subject matter hereof and supersedes and merges all prior discussions, arrangements and agreements between them.

         22. AMENDMENTS. This Agreement may not be amended or modified except by written instrument signed by each of the parties hereto.

         23. RELATIONSHIP OF PARTIES. Nothing herein contained shall be construed to constitute the parties hereto as partners or as joint ventures, or as franchisor/franchisee, or either as agent of the other. Neither party hereto by virtue hereof shall have the right or authority to act for or to bind the other in any way or to sign the name of the other or to represent that the other is in any way responsible for the acts or omissions of the other.

         24. INTERPRETATION. This Agreement has been entered into in the State of New York and shall be construed by and interpreted in accordance with the laws of that State without regard to principles of conflict of laws. The headings given to the paragraphs of this Agreement are for the convenience of the parties only and are not to be used in any interpretation of this Agreement.

         25. JURISDICTION. Licensor and Licensee hereby (i) agree that the State and Federal courts sitting in the State and City of New York shall have exclusive jurisdiction in any action arising out of or connected in any way with this Agreement; (ii) each consent to personal jurisdiction of and venue in such courts in any such matter; and (iii) further agree that the service of process or of any other papers with respect to such proceedings upon them by mail in accordance with the provisions set out in Article 20 hereof shall be deemed to have been duly given to and received by them ten (10) days after the date of certified mailing and shall constitute good, proper and effective service.

         26. SEVERABILITY. In the event that any one or more provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         27. WAIVER. No failure or delay on the part of either party in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No waiver by either party of any provision of this Agreement, or of any breach or default, shall be effective unless in writing and signed by the party against whom such waiver is to be enforced. All rights and remedies provided for herein shall be cumulative and in addition to any other rights or remedies such parties may have at law or in equity.

         28. FURTHER ASSURANCES. Each party hereto shall be cooperative and shall take such further action and shall execute and deliver such further documents as may be reasonable requested by the other party hereto in order to effectuate or facilitate the purpose and intents of this Agreement.

         29. ARBITRATION. (A) Except as provided below, the parties have not consented to arbitrate any disputes hereunder. Any controversy, claim or dispute arising hereunder relating to the amount of Percentage Royalties or advertising expenditures, and any dispute concerning the scope of this Article 29, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") as supplemented herein, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Any claim or counterclaim not relating to the Percentage Royalties or advertising expenditures shall not be arbitrated.

                  (B) There shall be three arbitrators, including at least one practicing attorney and one certified public accountant. Pending final award, arbitrator compensation and expenses shall be advanced equally by both parties. The arbitration shall take place in New York, New York.

                  (C) The AAA shall hold an administrative conference with counsel for the parties within 20 days after the filing of the demand for arbitration. The three (3) arbitrators shall be mutually selected by Licensor and Licensee as promptly as practicable. If the parties are unable to agree on any or all of the arbitrators, the parties agree to have the AAA complete the appointment of three arbitrators as quickly as possible. Within thirty (30) days after all three arbitrators have been appointed, an initial meeting among the arbitrators and counsel for the parties shall be held for the purpose of establishing a plan for administration of the arbitration, including: (i) definition of issues; (ii) scope, timing, and types of discovery, which may at the discretion of the arbitrators include production of documents in the possession of the parties, but may not without consent of all parties include depositions; (iii) exchange of documents and filing of detailed statement of claim and prehearing memoranda; (iv) schedule and place(s) of hearings; and (v) any other matters that may promote the efficient, expeditious, and cost-effective conduct of the proceeding.

                  (D) The final award shall include pre-award interest at a rate of interest determined by the arbitrators to approximate the cost to the prevailing party of borrowing money during the relevant period. The final award may grant such other, further, and different relief as authorized by the Commercial Arbitration Rules of the AAA, except punitive damages.

                  (E) The parties consent to the jurisdiction of the Supreme Court of the State of New York, and of the United States District Court for the Southern District of New York, for all purposes in connection with arbitration, including the entry of judgment on any award; and consent that any process, notice of motion or other application to either of said courts, and any papers in connection with arbitration, may be served by registered or certified mail, return receipt requested, by personal service, or in such other manner as may be permissible under the rules of the applicable court or arbitration tribunal, provided a reasonable time for appearance is allowed given the circumstances surrounding the process, motion, application or other processes.

                  (F) Each party agrees that the arbitrators shall take into account in rendering any such determination the following factors: the reputation for high quality and style for products bearing each Licensed Mark, the potential worldwide market for products (including Liz Merchandise) bearing each Licensed Mark, Licensor's need to protect and maintain the Licensed Mark and Licensee's good faith efforts to comply with the terms of this Agreement.

         30. DELEGATION BY LICENSOR. Notwithstanding any provision to the contrary herein contained, Licensor's rights and obligations in connection with the review and approval of Liz Merchandise hereunder (thereby rendering the same Approved Liz Merchandise), may be delegated by Licensor to any affiliate of Licensor, and Licensee shall accept the performance of such designee, for all purposes hereunder, as the performance of Licensor hereunder.

         31. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed an original.

         32. THIRD PARTY BENEFICIARIES. Notwithstanding anything to the contrary in this Agreement, this Agreement does not and shall not be construed to itself confer any rights whatsoever upon any person or entity whatsoever except Licensor and Licensee and their respective affiliates, whether upon a theory of third party beneficiary or otherwise, and Licensee and Licensor agree on behalf of themselves and their respective affiliates to neither cause nor permit any of their respective affiliates, including their respective officers, directors and employees, to take any action inconsistent with the provisions of this Section. Only the parties to this Agreement shall have any rights under or be entitled to enforce this Agreement.

         33. POWER OF ATTORNEY. Licensee hereby irrevocably appoints Licensor as its attorney-in-fact to execute in Licensee's name and on its behalf and any all instruments and documents which Licensor has requested Licensee to execute in accordance with the terms hereof, but which for whatever reason, Licensee shall have failed to execute and return to Licensor within ten (10) days of receipt.

         34. FORCE MAJEURE. If the performance of any part of this Agreement by either party is prevented, hindered or delayed by reason of any cause beyond the control of such party, which shall include without limitation, war, mobilization, revolution, civil commotion, riot, strike, lockout, flood, earthquake, hurricane, act of God or public enemy, restriction or restraint imposed by law or by rule, regulation or order by government authority, or interruption of transportation facilities, the party affected shall promptly provide notice thereof to the other party and shall be excused from such performance to the extent that it is necessarily prevented, hindered or delayed thereby during the continuance of any such happening or event provided however that the party affected shall use its best efforts to resume the performance of its obligations under this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

                                       L. C. LICENSING, INC.

                                       By:/S/
                                          --------------------------------------
                                          Authorized Signature

                                       THE SIRENA APPAREL GROUP, INC.

                                       By:/S/
                                          --------------------------------------
                                          Authorized Signature

                                    EXHIBIT A

                                  LICENSED MARK




                                  LIZ CLAIBORNE
                                 S W I M W E A R




                                E L I S A B E T H
                                 S W I M W E A R
                           B Y L I Z C L A I B O R N E

                                    EXHIBIT B

                        FORM OF DISTRIBUTORSHIP AGREEMENT

                                    EXHIBIT B

                        AUTHORIZED DISTRIBUTOR AGREEMENT


                  Agreement made as of the _____ day of ___________________ 199_
between ________________, doing business as ______________________________, with principal offices at ______________________________, (hereinafter referred to as the "Company"), and ____________________________________________________________
maintaining its principal office at ____________________________________________
________________________________________________________________________________
(hereinafter referred to as the "Distributor").

                                  WITNESSETH:

                  WHEREAS, the Company pursuant to an Amended and Restated License Agreement (the "License Agreement") dated ________________________ with Liz Claiborne, Inc. ("LCI") distributes throughout the United States women's swimwear, swimwear cover-ups, and related accessories; and

                  WHEREAS, Distributor desires to become a distributor of certain of the Company's aforementioned products,

                  NOW, THEREFORE, by reason of the promises and in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

                  FIRST: The Company hereby grants to Distributor the nonexclusive right to purchase women's swimwear, swimwear cover-ups, and related accessories sold by the Company which are described in Schedule A annexed hereto, as said schedule may be amended from time to time by the Company upon written notice to Distributor (the "Products"), under the trademarks set forth in Schedule B annexed hereto, as amended from time to time by the Company (the "Trademarks"), for resale only in specialty shops, department stores, and other retail outlets which (i) have been approved in advance by LCI, (ii) which deal in products similar in quality and prestige to products bearing the Trademarks, and (iii) whose operations are consistent with the quality and prestige of the Trademarks ("Retail Accounts") in the United States and Puerto Rico (the "Territory") from the date of this Agreement for the period of one year or until this Agreement is terminated in accordance with the provisions of Article SEVENTH hereto, whichever is sooner, all upon the terms and conditions hereinafter set forth.

                  SECOND: The Company agrees, during the term hereof, to sell Products to Distributor upon the terms and conditions hereinafter set forth:

                  (1) In consideration of the duties it will perform hereunder Distributor, until further notice from the Company and subject to the terms of this Agreement, shall be entitled to the Company's published distributor prices. Such prices are subject to change without notice by the Company.

                  (2) All products shall be delivered to Distributor, in accordance with the terms of sale set forth in the Company's then current price list, as it may be amended from time to time by the Company, which terms shall govern in the case of conflict or inconsistency with the terms and conditions set forth herein.

                  (3) Distributor shall bear the cost of any taxes, levies, duties or fees of any kind applicable to the sale of any products by the Company to Distributor, and Distributor shall forthwith pay to the Company all such sums upon demand unless Distributor shall provide the Company, at the time of submission of its purchase order to the Company, with tax exemption certificates or license acceptable to the appropriate taxing authorities.

                  (4) Delivery dates as set forth in any purchase order or confirmation thereof shall be deemed to be estimated only. The Company shall not be liable for any delay in delivery of any Products.

                  (5) Each shipment of Products to Distributor shall constitute a separate sale obligating Distributor to pay thereof, whether said shipment be in whole or in partial fulfillment of any purchase order or confirmation issued in connection therewith.

                  (6) The Company reserves the right to allocate its inventory of Products in such manner as it may, in its sole and absolute discretion from time to time determine.

                  (7) The Company shall have the right, in the exercise of its sole and absolute discretion, to reject any purchase order, either in whole or in part, placed by the Distributor, and no purchase order shall be binding upon the Company unless accepted by the Company in writing or by delivery of Products in whole or partial fulfillment thereof, provided that such delivery shall only constitute acceptance to the extent of Product shipped.

                  (8) The Company shall have the right, in the exercise of its sole and absolute discretion, to cancel any purchase order accepted by the Company in writing or to delay the shipment thereof, if Distributor shall fail to meet payment schedules or other credit or financial requirements established by the Company.

                  (9) The Company shall have the right at any time to effect changes in, or to discontinue the sale of any Products without incurring any liability to Distributor.

                  (10) Prior to returning any product, Distributor shall obtain authorization from the Company's National manager of Sales in writing. Any return of Products shall be in accordance with the returns policy set forth in the terms section of the current price list, as it may be amended from time to time.

                  (11) Under no circumstances shall the Company be liable to Distributor for any indirect, special or consequential damages.

                  THIRD: In the event of any conflict or inconsistency between the terms and conditions of Distributor's purchase order and this Agreement, the terms of this Agreement shall govern.

                  FOURTH: Distributor shall:

                  (1) Only sell and distribute Products to Retail Accounts. Distributor shall use its best efforts to promote the sale and distribution of Products to Retail Accounts throughout the Territory. Distributor further agrees that it will only sell Products to Retail Accounts which deal in products similar in quality and prestige to products bearing the Trademarks and whose operations are consistent with the quality and prestige of the Trademarks. The Company reserves the right to determine which accounts satisfy these standards for quality and prestige. Distributor agrees that upon request it shall furnish a list of its current Retail Accounts for Product to the Company. Without limiting the foregoing, Distributor shall not, without the express prior written consent of the Company, sell or distribute any Product in combination sales, as premiums or "giveaways", or pursuant to other similar methods of merchandising.

                  (2) Not directly sell products to consumers, and not directly or indirectly, sell Products to customers outside the Territory or to customers for resale outside the Territory. Customer shall use best efforts to assure that its customers in fact legitimately meet the standards for Retail Accounts and do not, directly or indirectly, sell or distribute Products outside the Territory.

                  (3) Except with the prior written consent of the Company, refrain from seeking alternative supplies of Products from parties other than the Company, including but not limited to other distributors of Products, and from outside the Territory.

                  (4) Not, directly or indirectly, sell Products into the following channels of trade: mass merchandisers, catalog showrooms, membership warehouses, flea markets, swap meets, pawn shops, grocery stores, convenience stores, drug chains, gas stations, and car washes, or any other channel of trade or account which is a non-clothing retailer without prior written approval from Company and LCI. Distributor shall not, without the express prior written consent of the Company and LCI sell or distribute any Products in combination sales, as premiums or "give-aways" or pursuant to other similar methods of merchandising, and may not sell or distribute any other item or product or any service in connection with the Products. Distributor shall obtain the Company's and LCI's prior written approval for all advertising and promotional activities and collateral support materials.

                  (5) Comply with all applicable federal, state, county and local laws, ordinances and regulations.

                  (6) Maintain its business establishment in attractive, clean, orderly and sanitary condition and maintain all fixtures and furnishings of the establishment in good condition and repair.

                  (7)    Maintain adequate sales and warehouse facilities.

                  (8) Maintain sufficient inventory of a wide range of Products to reasonably fulfill the requirements of Retail Accounts.

                  (9) Accept deliveries of Products ordered from the Company at Distributor's Central Warehouse facility.

                  (10) Make prompt payment of all invoices, in accordance with the terms thereof, rendered by the Company to Distributor in connection with such Products as may from time to time be sold by the Company to Distributor.

                  (11) Accept automatic shipment of mutually agreed upon quantities of new Products issued by the Company and use its best efforts to promote the sale and distribution of such new Products to retail Accounts throughout the Territory. If Distributor is unable reasonably to sell a new Product in a one hundred twenty (120) day period, the Product will be exchanged for other Product of the same value without any restocking fee.

                  (12) Maintain adequate servicing of Retail Accounts for the purpose of perpetuating sell-in and reorder.

                  (13) Use the Trademarks in connection with the sale of Products throughout the Territory only in the registered style or style otherwise stipulated by the Company, and not in connection with any other goods except in strict accordance with the Company's Image Protection and Enhancement Policy set forth in Schedule C annexed hereto and with the Company's prior written approval, (which approval shall be in Company's sole discretion) as required by such Policy. Distributor shall not use the Trademarks, any part thereof or any word or sign similar thereto at any time during or after the term of this Agreement as part of any corporate, trade, business, or firm name.

                  (14) Not alter, remove, obscure or otherwise interfere with or add to any Trademarks or other marking or indications, whether of the source of origin of Products or otherwise, which may be affixed to Products at such time as they are delivered to Distributor.

                  (15) On an annual basis, provide Company with Distributor's customer list for Product and a list of the Distributor's sales representatives and their territories. Distributor will also provide Company on a quarterly basis with a list of Distributor's sales of Product by zip code.

                  FIFTH: Distributor agrees to make available to the Company such statements of Distributor's financial condition as the Company may, from time to time, request. The Company reserves the right at all times, either generally or with respect to any specific purchase order of Distributor to vary, change or limit the amount or duration of credit to be allowed to Distributor. Distributor further agrees not to make any deduction of any kind from any payment becoming due to the Company unless Distributor shall have received an official credit memorandum from the Company authorizing such deduction.

                  SIXTH: The relationship established between the Company and Distributor by the Agreement is that of a vendor to its vendee and nothing herein contained shall be deemed to establish or otherwise create a relationship of principal and agent between the Company and Distributor; it is understood that Distributor is an independent contractor who cannot and shall not be deemed an agent of the Company for any purpose whatsoever, and neither Distributor nor any of its agents or employees shall have the right or authority to assume or create any obligation of any kind, whether expressed or implied, on behalf of the Company.

                  Distributor shall make no warranties or representations on behalf of the Company to customers or to the trade with respect to any Products, except such as may be expressly approved in writing by the Company.

                  SEVENTH: This Agreement shall become effective upon the date first above written and shall continue in force for the period of one (1) year, but may be canceled by either party with or without cause upon the giving of not less than thirty (30) days' prior written notice to the other party.

                  EIGHTH: During the period between the giving of notice of termination to which reference is made in Article SEVENTH hereof and the effective date of termination as set forth in such notice, any products which the Company in its sole discretion, may decide to sell to Distributor shall be delivered to Distributor solely upon a C.O.D. basis.

                  NINTH: Distributor hereby accords to the Company upon termination of this agreement an option to repurchase from Distributor all or any part of Distributor's inventory of Products at the then prevailing prices to Distributor or at the prices paid therefor by Distributor, whichever may be the lesser (the "Repurchase Price"), pursuant to the following procedures:

                  (1) Within five (5) days after the effective date of termination, Distributor shall submit to the Company a written schedule reflecting all Products then owned by or in possession of Distributor. Said schedule shall identify each Products by E.O.S. number and shall indicate the quantity thereof on hand.

                  (2) Thereafter, the Company shall have the right to inspect the inventory reflected on such schedule and shall give written notice of its election to repurchase all or none or any part of the inventory.

                  (3) Upon receipt of said notice of repurchase, Distributor shall forthwith deliver such Products as may be specified therein to a carrier designated by the Company. Payment of the Repurchase

                         Price as hereinabove provided shall be made by the Company to Distributor by either: (a) the issuance to Distributor of a credit corresponding to the repurchase price to be applied in the reduction of any indebtedness of Distributor to the Company, or (b) if the Repurchase Price shall exceed the then current indebtedness of Distributor to the Company, by payment of such excess to Distributor within forty-five (45) days after delivery of said Products to the Company.

                  TENTH: Upon termination of this Agreement, Distributor shall immediately cease to represent itself as an authorized distributor of the Company with respect to the Products and shall otherwise desist from all conduct or representations which might lead the public to believe that Distributor is authorized by the Company to sell its Products; provided, however, that Distributor shall have the right to sell in the Territory, in accordance with the provisions of this Agreement, those Products which shall be in its inventory on the date of such termination and which the Company shall not have repurchased pursuant to the provisions of Article NINTH hereof.

                  ELEVENTH: The termination of this Agreement shall neither release the Distributor from the obligation to pay any sum that may be owing to the Company, whether then or thereafter, nor operate to discharge any liability that had been incurred by Distributor. Except as qualified by the preceding sentence neither party shall, by reason of termination of this Agreement be liable to the other for any damages, direct, consequential or otherwise, sustained by reason of any such termination.

                  TWELFTH: If Distributor shall default in the payment of any indebtedness to the Company when and as the same shall become due and payable, and if such default shall continue for a period of ten (10) days after written notice of such default shall have been given to Distributor by registered or certified mail, then all of the liabilities and obligations of Distributor to the Company, whether then due or not, shall at the Company's option and without further notice to Distributor become immediately due and payable.

                  THIRTEENTH: Distributor agrees to pay to the Company a monthly service charge at the rate of eighteen percent (18%) per annum, or such lesser rate as shall be the highest legal rate then in effect, on the unpaid balance of any indebtedness of Distributor to the Company which shall then be due and payable, computed from the date such indebtedness became past due to the date of payment thereof.

                  FOURTEENTH: Distributor shall not assign or otherwise transfer its rights and obligations under this Agreement without the prior written consent of the Company.

                  FIFTEENTH: Distributor agrees to give to the Company immediate notice in writing of: (a) any transaction affecting the ownership of ten percent (10%) or more of Distributor's capital stock, if Distributor shall be a corporation, or (b) any change in the respective interests of the partners, if Distributor shall be a partnership, or (c) any transaction affecting the ownership of any part of the business, if Distributor shall be a sole proprietorship.

                  SIXTEENTH: Distributor acknowledges and agrees that any failure on the part of the Company to enforce at any time, or for any period of time, any of the provisions of this Agreement shall not be deemed or construed to be a waiver of such provisions or the right of the Company thereafter to enforce each and every provision.

                  SEVENTEENTH: This is the entire Agreement between the parties hereto regarding the Products and supersedes any prior agreement made between the parties regarding the Products, except for any security agreements or other agreements giving the Company rights as a creditor against Distributor which shall remain in full force and effect. No prior statement, representation, promise or agreement, written or verbal, shall be of any force to vary, expand or diminish the provisions hereof. The Agreement may be modified or amended only by an instrument in writing, executed by both parties.

                  EIGHTEENTH: This Agreement shall be governed by, and construed in accordance with the laws of the State of California, without regard to its choice-of-laws or conflict-of-law rules, as though made and to be fully performed in said state.

                  NINETEENTH: If and to the extent that any provision of this Agreement shall be determined by any legislature or court to be in whole or in part invalid or unenforceable, such provision or part thereof shall be deemed to be surplusage and, to the extent not so determined to be invalid or unenforceable, each provision hereof shall remain in full force and effect.

                  TWENTIETH: All notices required or permitted hereby shall be sent to the respective addresses on the face hereof by registered or certified mail. The address to which notice to either party shall be sent may be changed by such party by written notice to the other party.

                  TWENTY-FIRST: Distributor acknowledges that the Trademarks have acquired a valuable secondary meaning and goodwill in the minds of the trade and the public and that Products bearing the Trademarks have acquired a reputation of high quality and style. Distributor acknowledges that LCI is the owner of all right, title and interest in and to the Trademarks in any and all forms or embodiments thereof, and is the owner of the goodwill attached to the Trademarks in connection with the business and goods in relation to which the same has been and may in the future be used. Distributor shall comply with all notice and marking requirements of any law or regulation applicable or necessary for the protection of the Trademarks, or which the Company, in its discretion, may deem appropriate. Sales by Distributor of Products shall be deemed for the purpose of trademark registration to have been made by and for the benefit of LCI. Distributor will not, at any time, do or cause to be done any act or thing which may, in any way, impairs the rights of LCI in and to the Trademarks or which may depreciate the value of the Trademarks or their prestige and goodwill. Distributor agrees and acknowledges that all rights of the Company with respect to Products are subject to the terms and conditions contained in the License Agreement.

                  TWENTY-SECOND: Distributor acknowledges that with respect to any rights of the Company under this Agreement in connection with the Trademarks, LCI shall be deemed a third party beneficiary authorized to exercise such rights provided that LCI will give the Company reasonable notice (which shall in any event be at least five business days) of its intention to exercise its rights hereunder against Distributor.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                  DISTRIBUTOR*


BY:________________________            BY:________________________

___________________________               ________________________
          Title                                      Title

*If Distributor is a corporation, indicate the office of the person signing the Agreement on behalf of the corporation. If Distributor is a partnership, the same should be signed by a partner, who should so indicate by the use of the word "Partner". If Distributor is a sole proprietorship, the same should be indicated by use of the title "Sole Proprietor".

                                   SCHEDULE A

                                    Products

                                   SCHEDULE B

                                   Trademarks

                                   SCHEDULE C

                     Image Protection and Enhancement Policy


To insure that our customers continue to associate the _______________, and Liz Claiborne names with only the finest products meeting the Company's high-quality specifications, and to assure that any association of these products with the goods or services of others results in the enhancement of the Liz Claiborne Products and image:

o all accounts must obtain the Company's prior, written approval (see attached form) before participating in any promotional activity that involves both Liz Claiborne Collection or other products and the goods or services of others, including but not limited to sweepstakes, dealer-loader, self-liquidation and premium promotions; and

o no account may resell to the retail trade, directly to consumers or to any third party any apparel, accessories or other materials that are obtained through the Company's Co-op Program, which materials are to be used for promotional purposes only.

                                   SCHEDULE C

                     Promotional Activity Pre-Approval Form


______________________________, 199__


____________________________________________________


____________________________________________________


____________________________________________________


____________________________________________________


Dear Customer:

Your request to participate in the promotional activity described below is:

                  ____________            approved, as consistent with . . .

                  ____________            not approved, because it is
                                          inconsistent with . . .

                           ,              's policy.

                  Description of promotional activity:

                  ______________________________________________________________

                  ______________________________________________________________

                  ______________________________________________________________

                  ______________________________________________________________

                  ______________________________________________________________

                  ______________________________________________________________

Thank you for your cooperation

Sincerely,



_____________________________________
The Sirena Apparel Group, Inc.

                                    EXHIBIT C

                          AICPA PROFESSIONAL STANDARDS

                                     Exhibit

                          Report Relating to Royalties

                               Board of Directors

                                XYZ Corporation

                  We have examined the schedule of royalties applicable to engine production of the Q Division of XYZ Corporation for the year ended December 31, 19XX, under the terms of a license agreement dated May 14, 19XX, between ABC Company and XYZ Corporation. Our examination was made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as we considered necessary in the circumstances.

                  We have been informed that, under XYZ Corporation's interpretation of the agreement referred to above, royalties were based on the number of engines produced after giving effect to a reduction for production retirements that were scrapped, but without a reduction for field returns that were scrapped, even though the field returns were replaced with new engines without charge to customers. This treatment is consistent with what followed in prior years.

                  In our opinion, the schedule of royalties referred to above fairly presents the number of engines produced by the Q Division of XYZ Corporation during the year ended December 31, 19XX, and the amount of royalties applicable thereto under the license agreement referred to above, on the basis indicated in the preceding paragraph.

                                    EXHIBIT D

                  LIZ CLAIBORNE, INC.'S STANDARDS OF ENGAGEMENT

                    LIZ CLAIBORNE, INC. AND ITS SUBSIDIARIES
                             STANDARDS OF ENGAGEMENT


1. LEGAL REQUIREMENTS. Licensees must observe all applicable laws of their country, including laws relating to employment, discrimination, the environment, safety and the apparel and related fields. If local or industry practices exceed local legal requirements, this higher standard should be met.

2. HEALTH AND SAFETY. Conditions must be safe, clean and acceptable throughout all work and residential facilities.

3. EMPLOYMENT PRACTICES. We will only support businesses who are fair to their employees:

         _ LICENSEES MUST PAY WAGES AND BENEFITS AND PROVIDE COMPENSATION FOR OVERTIME CONSISTENT WITH LOCAL LAWS.

         _ LICENSEES MUST ADOPT WORKING HOURS THAT DO NOT EXCEED PREVAILING LOCAL LAW. ONE DAY IN SEVEN SHOULD BE REGULARLY ENCOURAGED AS A DAY OFF.

         _ LICENSEES MUST NOT USE CHILD LABOR AS DEFINED BY LOCAL LAW (HOWEVER, WORKERS MUST BE AT LEAST 15 YEARS OF AGE), FORCED LABOR OR PRISON LABOR.

         _ LICENSEES MUST NOT USE CORPORAL PUNISHMENT OR OTHER MENTAL OR PHYSICAL DISCIPLINARY ACTIONS OR ENGAGE IN SEXUAL HARASSMENT.

         _ WE FAVOR LICENSEES WHO DO NOT DISCRIMINATE BASED UPON RACE, RELIGION, NATIONAL ORIGIN, POLITICAL AFFILIATION OR SEX, AND WHO ENCOURAGE FREE ASSOCIATION AND FREEDOM OF EXPRESSION.

4. ENVIRONMENTAL PRACTICE. We favor licensees who practice environmental protection.

5. ETHICAL CONDUCT. We will encourage our licensees to embrace ethical standards in the conduct of their businesses. We will NOT SUPPORT OR PARTICIPATE IN ANY WAY IN ANY LOCAL, REGIONAL OR NATIONAL WAR OR ARMED CONFLICT IN ANY COUNTRY IN WHICH WE DO BUSINESS AND WILL SEEK TO MINIMIZE OUR BUSINESS RISK WHERE CONFLICT EXISTS, EMPHASIZING THE SAFETY OF OUR EMPLOYEES AND REPRESENTATIVES.

IF YOU BELIEVE THAT THESE STANDARDS OF ENGAGEMENT ARE NOT BEING UPHELD OR IF YOU HAVE ANY QUESTIONS REGARDING THESE STANDARDS OF ENGAGEMENT, PLEASE CONTACT LIZ CLAIBORNE. YOUR IDENTITY WILL BE KEPT IN CONFIDENCE.

                                    EXHIBIT E


Trademarks Currently Known To Be Owned By Anne Klein

                  i.                ANNE KLEIN
                  ii.               THE LION LOGO
                  iii.              A LINE
                  iv.               A LINE & DESIGN
                  v.                A LINE ANNE KLEIN
                  vi.               A LINE ANNE KLEIN & DESIGN
                  vii.              ANNE KLEIN II
                  viii.             A & DESIGN
                  ix.               ASENTIALS
                  x.                AKM
                  xi.               AKII
                  xii.              MARK OF THE LION
                  xiii.             LITTLE ANNE BY ANNE KLEIN CHILDREN